UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 /A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Online Disruptive Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

7370
(Primary Standard Industrial Classification Code Number)

27-1404923
(I.R.S. Employer Identification Number)

3120 S. Durango Dr. Suite 305, Las Vegas, Nevada 89117
Tel: 702-579-7900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

National Registered Agents, Inc.
1000 East William Street Suite 204, Carson City, 89701
Tel: 1-800-550-6724
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of Communications To:
Clark Wilson LLP
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia V6C 3H1, Canada
Telephone: (604) 643-3153

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock offered by the Company	6,000,000	$0.01	$60,000	$4.28
Common Stock offered by selling shareholders	2,000,100	$0.01	$20,001(3)	$1.43

(1)

An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

(2)	Estimated in accordance with Rule 457(o) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(3)

The selling stockholders may sell their shares of the registrant’s common stock at a fixed price of $0.01 per share until shares of the registrant’s common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. The registrant’s common stock is presently not traded on the market or securities exchange, and the registrant has not applied for listing or quotation on any public market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ii

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

     Subject to Completion, Dated ______________, 2010

Preliminary Prospectus

Online Disruptive Technologies, Inc.

8,000,100 shares of common stock

Offering Price: $0.01 per Share

_________________________________

Through this prospectus, Online Disruptive Technologies, Inc. (“we”, “us”, “our” , or “ODT” ) is offering 6,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker / dealers. We will offer shares of our common stock at arbitrarily fixed price of $0.01 per share. The offering will be for a period of 60 days from the date of this prospectus. There is a minimum share purchase requirement of 5,000 shares for individual investors.

The selling stockholders identified in this prospectus may offer and sell up to 2,000,100 shares of our common stock. The shares were acquired by the selling stockholders directly from our company in private placement offerings that were exempt from the registration requirements of the Securities Act of 1933.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at a fixed price of $0.01 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is presently not traded on any public market or securities exchange and we have not applied for listing or quotation on any public market. Our common stock will be sold on our behalf by Benjamin Cherniak, our President. He will not receive any commissions or proceeds from the offering nor will he register as a broker-dealer.

The percentage of shares outstanding that are being offered for sale by us in this offering represents 33% of our current issued and outstanding common share following the offering.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK OFFERED THROUGH THIS PROSPECTUS WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS BEFORE BUYING ANY SHARES OF OUR COMMON STOCK. YOU SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is <>, 2010.

In this prospectus, unless otherwise specified, all references to “common shares” refer to the shares of our common stock and the terms “we”, “us”, “our” , and “ODT” mean Online Disruptive Technologies, Inc., a Nevada corporation, and our wholly owned subsidiary, Relationshipscoreboard.com Entertainment, Inc. (“RSE”).

Prospectus Summary

Our Business

We were incorporated in the state of Nevada on November 16, 2009. Our wholly-owned subsidiary, Relationshipscoreboard.com Entertainment, Inc., was incorporated in the state of Nevada on November 16, 2009.

We are in the business of developing a social media website where users can explore different aspects of interpersonal relationships, including nominating a relationship to be scored based on a serious of mathematic algorithms. Our website will have many different components, such as the scoring of nominated relationships, detailed analysis of the winners and losers of such relationships, advisory content designed to improve the relationship experience, editorials, an online store, and a community-driven forum.

From November 16, 2009 (date of inception) to December 31, 2009, ODT and RSE have not generated any revenues and incurred expenses of $3,163 and $1,179, respectively. Similarly, from January 1, 2010 to June 30, 2010, we have not generated any revenues and incurred expenses of $5,328.

We are a development stage company. We require funds to enable us to address our minimum current and ongoing expenses, including the expenses associated with the development of the website.

Because we are in the development stage and have yet to attain profitable operations, there exists substantial doubt about our ability to continue as a going concern.

Summary of the Offering

Shares being offered by the Company:	6,000,000 shares of our common stock

Offering Price per share:	$0.01 per share

Offering Period:	The shares are being offered by us for a period not to exceed 60 days.

Net Proceeds to the Company:	Maximum proceeds of $60,000. There is no minimum proceeds.

Use of Proceeds:	We will use the net proceeds toward the expenses of this offering, the development of our website and for general working capital purposes. See “Use of Proceeds”.

Shares being offered by the Selling Shareholders:	2,000,100 shares of our common stock

Number of shares outstanding before the offering:	18,000,100

Maximum number of shares outstanding after the offering:	24,000,100

Risk Factors:	See “Risk Factors” beginning on page 6 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary of Financial Data

The following information represents selected audited financial information for ODT and RSE for the period from November 16, 2009 (date of inception) to December 31, 2009 as well as audited financial information for the period from January 1, 2010 to June 30, 2010. The summarized financial information presented below in respect of the period from November 16, 2009 to December 31, 2009 is derived from and should be read in conjunction with our audited financial statements, including the notes to those financial statements, which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 66 of this prospectus. It should be noted that whereas the information in respect of the period from November 16, 2009 to December 31, 2009 reflects the separate operations of ODT and RSE, the information for the period from January 1, 2010 to June 30, 2010 is a continuation of the financial statements of RSE and reflects the consolidated information of ODT and RSE from the date that ODT acquired RSE, which is March 24, 2010.

Statements of Operations Data	From November 16, 2009 (Date of Inception) to December 31, 2009 of ODT (audited)	From November 16, 2009 (Date of Inception) to December 31, 2009 of RSE (audited)	From January 1, 2010 to June 30, 2010 (audited)
Revenue	Nil	Nil	Nil
Expenses	$3,163	$1,179	$5,328
Net Loss	$3,163	$1,179	$5,328
Basic and Diluted Net Loss Per Share	$0.02	$0.00	$0.00

Balance Sheet Data	As At December 31, 2009 for ODT (audited)	As At December 31, 2009 for RSE (audited)	As at June 30, 2010 (audited)
Cash	$1,578	$8	$38,243
Working Capital Surplus/(Deficit)	($1,163)	($779)	$2,892
Total Assets	$1,578	$8	$38,243
Total Liabilities	$2,741	$787	$35,351
Total Stockholders’ Equity/(Deficit)	($1,163)	($779)	$2,892
Accumulated (Deficit)	($3,163)	($1,179)	($6,507)

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Associated With Our Financial Condition

The fact that we have not generated any significant revenues since our inception raises substantial doubt about our ability to continue as a going concern.

We have not generated any revenues since our inception on November 16, 2009. Since we are still in the early stages of operating company and because of the lack of operating history, we will, in all likelihood, continue to incur operating expenses without significant revenues for the foreseeable future. Our primary source of funds has been the sale of our common stock. We cannot assure that we will be able to generate enough interest in our website. If we cannot attract a significant customer base, we will not be able to generate any significant revenues or income. In addition, if we are unable to establish and generate significant revenues, or obtain adequate future financing, our business will fail and you may lose some or all of your investment in our common stock.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

We incurred a net loss of $6,507 for the period from November 16, 2009 (date of inception) to June 30, 2010. From November 16, 2009 (date of inception) to December 31, 2009, ODT and RSE did not generate any revenues and incurred expenses of $3,163 and $1,179, respectively. Similarly, from January 1, 2010 to June 30, 2010, we did not generate any revenues and incurred expenses of $5,328. Because we have incurred losses from operations since inception, have not attained profitable operations and are dependent upon obtaining adequate financing to fulfill our business operations, in their report on our financial statements for the period from November 16, 2009 (date of inception) to June 30, 2010, our independent auditors included an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern is depending upon our ability to generate future profitable operations and to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. We have not generated any revenues since our inception on November 16, 2009. We will continue to incur operating expenses without significant revenues for the foreseeable future. We cannot assure that we will be able to generate enough interest in our website to obtain significant revenues. If we cannot attract a significant user base, we will not be able to generate any significant revenues or income. In addition, if we are unable to establish and generate significant revenues, or obtain adequate future financing, our business will fail and you may lose some or all of your investment in our commons stock.

If we are unable to obtain financing in the amounts and on terms and dates acceptable to us, we may not be able to expand or continue our operations and developments and so may be forced to scale back or cease operations or discontinue our business and you could lose your entire investment.

Subsequent to December 31, 2009, we procured additional loan financing of approximately $29,000 in order to provide for certain working capital requirements. However, we do not currently have any arrangement for additional financing. For the foreseeable future, we intend to fund our operations and capital expenditures from limited cash flow and our cash on hand. If our capital resources are insufficient, we will have to raise additional funds for the continued development of our business and the marketing of our products. Such additional funds may be raised through the sale of additional stock, stockholder and director advances and/or commercial borrowing. There can be no assurance that a financing will continue to be available if necessary to meet these continuing development costs or, if the financing is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us will result in a significant dilution in the equity interests of our stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may not be able to expand or continue our operations and developments and so may be forced to scale back or cease operations or discontinue our business and you could lose your entire investment.

Risk Associated with our Business

To date we have not developed our website and do not have any customers.

We cannot guarantee that we will ever have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

We will be dependent on third parties to develop and maintain our website, network infrastructure, and transaction processing systems; design; and fulfill a number of customer service and other retail functions. If such parties are unwilling or unable to continue providing these services, our business could be severely harmed.

We will rely on third parties to develop and maintain our website, network infrastructure, transaction processing systems and design. To date, other than with respect to the commissioning of the design of the website, we have not entered into any formal relationship with any third parties to provide these services. Our success will depend on our ability to build and maintain relationships with such third party service providers on commercially reasonable terms. If we are unable to build and maintain such relationships on commercially reasonable terms, we will have to suspend or cease operations. If our customers become dissatisfied with the services provided by these third parties, our reputation could suffer.

The business of providing services over the internet is difficult to evaluate and our business model is unproven.

Because we only recently began operations, it is difficult to evaluate our business and prospects. Our revenue and income potential is unproven and our business model is emerging. We may never achieve favorable operating results or profitability.

We may be unable to generate significant advertising or sponsorship revenues.

We expect to derive a significant portion of our revenues from advertising and sponsorship on our relationshipscoreboard.com website. We may not, however, be able to generate adequate advertising or sponsorship revenues. There are no widely accepted standards that measure the effectiveness of web advertising. Advertisers and sponsors that have traditionally relied on other advertising media may be reluctant to advertise on the web. Advertisers that already have invested substantial resources in other advertising or sponsor methods may be reluctant to adopt a new strategy and our business would be adversely affected.

Different pricing models are used to sell advertising on the internet. It is difficult to predict which, if any, will emerge as the industry standard. The proliferation of websites across the internet may cause advertising and sponsor pricing levels to exist or evolve to levels that are below those originally anticipated in our business plan. This makes it difficult to project future advertising and sponsor revenues. Moreover, certain security, filtering and proprietary software programs that limit or prevent certain types of advertising from being delivered to a web user’s computer are available and prevalent. Widespread adoption of these types of software could adversely affect the commercial viability of web advertising.

Changing consumer preferences will require periodic product introduction.

As a result of changing consumer preferences, many websites are successfully marketed for only a limited period of time. There can be no assurance that any of our sites will continue to be popular for a prolonged period of time. Our success will be dependent upon our ability to develop new and improved content for our websites and product lines. Our failure to introduce new content and product lines and to achieve and sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

Our market is characterized by rapid technological change, and if we fail to develop and market new technologies rapidly, we may not become profitable in the future.

The Internet is characterized by rapid technological change that could render our website prematurely obsolete. The development of our website entails significant technical and business risks. We can give no assurance that we will successfully use new technologies effectively or adapt our website to customer requirements or needs. If our management is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, we may never become profitable which may result in the loss of all or part of your investment.

If we do not attract customers to our website on cost-effective terms, we will not generate a profit, which ultimately will result in a cessation of operations.

Our success depends on our ability to attract retail customers to our website on cost-effective terms. Our strategy to attract customers to our website, which has not been formalized or implemented, includes viral marketing, the practice of generating a "buzz" among Internet users in our products through the developing and maintaining of weblogs or "blogs", online journals that are updated frequently and available to the public, postings on online communities such as Yahoo!(R) Groups and amateur websites such as YouTube.com, and other methods of getting Internet users to refer others to our website by e-mail or word of mouth; search engine optimization, marketing our website via search engines by purchasing sponsored placement in search results; and entering into affiliate marketing relationships with website providers to increase our visibility to Internet consumers. We expect to rely on viral marketing as the primary source of traffic to our website, with search engine optimization and affiliate marketing as secondary sources. Our marketing strategy may not be enough to attract sufficient traffic to our website. If we are unsuccessful at attracting a sufficient amount of traffic to our website, our ability to obtain customers and our resulting financial performance will be harmed.

If we are unable to successfully manage growth, our operations could be adversely affected, and our business may fail.

Our ability to manage growth effectively will depend on our ability to improve and expand operations and to recruit operational, financial and administrative personnel. There can be no assurance that management will be able to manage growth effectively.

Risks Associated with Our Management

Our executive officer devotes only part time efforts to our business which may not be sufficient to successfully develop our business.

The amount of time which our sole executive officer will devote to our business is limited. Benjamin Cherniak, our president, secretary and treasurer, currently devotes approximately 30% of his working time to our company. Further, he has other business interests. While we expect him to increase the percentage of his working time he devotes to our company if our operations increase, the amount of time which he devotes to our business may not be sufficient to fully develop our business. In addition, there exist potential conflicts of interest including, among other things, time, effort, and corporate opportunity involved with participating in other business entities. We have no agreements with him as to how he allocates either his time to our company or how he handles corporate opportunities. As a result, we may be unable to implement our plan and our business might ultimately fail.

The loss of the services of our executive officer would disrupt our operations and interfere with our ability to compete.

We depend upon the continued contributions of our sole executive officer Benjamin Cherniak. He handles all of the responsibilities in the area of corporate administration and business development. We do not carry key person life insurance for him and the loss of his services would likely lead to us being unable to implement our business plan and our business might ultimately fail.

Because our sole officer and director is located outside of the United States, you may have no effective recourse against him for misconduct and you may not be able to enforce judgment and civil liabilities against our him.

Our sole officer and director is a national and resident of Canada and all or a substantial portion of his assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against him or our company, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Risks Associated with Our Common Stock

Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock in this offering.

We do not currently anticipate declaring and paying dividends to our stockholders in the foreseeable future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have no revenues and a history of losses, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of shares of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, which currently do not intend to pay any dividends on shares of our common stock for the foreseeable future.

Our common stock has never been traded and, if a market ever develops for our common stock, the price of our common stock is likely to be highly volatile and may decline after the offering. If this happens, investors may have difficulty selling their shares and may not be able to sell their shares at all.

There is no public market for our common stock and we cannot assure you that a market will develop or that any stockholder will be able to liquidate his or her investment without considerable delay, if at all. A trading market may not develop in the future, and if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

  variations in our quarterly operating results;

  changes in market valuations of similar companies;

  announcements by us or our competitors of significant new products; and

  the loss of key management or personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies’ securities that have been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

Because we can issue additional shares of our common stock or preferred stock, purchasers of our common stock may experience dilution in their ownership of our company in the future.

We are authorized to issue up to 500,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of September 13, 2010, there were 18,000,100 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding. Our board of directors has the authority to cause our company to issue additional shares of common stock or preferred stock without the consent of any of our stockholders. Consequently, our stockholders may experience dilution in their ownership of our company in the future.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines a “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority, which we refer to as FINRA, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our common stock and have an adverse effect on the market for shares of our common stock.

Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” beginning on page 6 of this prospectus, that may cause our company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States and Canada, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Use of Proceeds

Our offering is being made with a maximum offering of 6,000,000 common share and no minimum amount. The net proceeds to us from the sale of up to 6,000,000 shares offered at a public offering price of $0.01 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $41,500 for legal, accounting, printing and other costs in connection with this offering (see “Other Expenses of Issuance and Distribution” in Part II).

Our working capital in the first 12 months following the offering will be used primarily to develop our website. We will only require more working capital if the business is growing. If we are unable to attract customers and revenue in the first 12 months then we may cease operations and not spend further amounts.

The table below shows how the maximum proceeds from this offering would be used:

Percent of total shares offered	(Max.)
Shares Sold	6,000,000

Gross Proceeds from offering	$60,000
Less offering expenses	41,500
Net offering proceeds	18,500

Use of Net Proceeds
Salaries	3,000
Other Administrative expenses	2,000
Website Development Costs	7,000
Sub-total	12,000

Unallocated Working Capital [1]	6,500

Total Use of Net Proceeds	18,500

     [1] Our unallocated working capital as of June 30, 2010 was $2,892 . This amount will supplement the net unallocated funds derived from this offering. In order to defray additional overhead and operational expenses for the ensuing twelve months, we intend to raise additional debt financing. As well, we anticipate we will earn revenues from the operation of the RelationshipScoreboard.com website. We anticipate that the sum of these cash inflows will be sufficient to meet our expenses and obligations for the twelve month period.

If it turns out that we have not raised enough money to complete our development program, we will try to raise additional funds. In order to defray additional overhead and operational expenses for the ensuing twelve months, we intend to raise additional debt financing or to undertake a further issuance of common shares. As well, we anticipate we will earn revenues from the operation of the RelationshipScoreboard.com website. We expect that the sum of these cash inflows will be sufficient to meet our expenses and obligations for the twelve month period. However, at the present time, we have not made any specific plans to raise additional money and there is no assurance that we would be able to raise additional funds in the future. If we need additional funds and cannot raise it, we will have to suspend or cease operations.

The use of the net proceeds table above describes the initial expenses that will be incurred following the completion of our offering. Once the website is prepared for launch, additional salary expenses will be incurred.

It is possible that no proceeds may be raised from this offering. If we require additional funds, as noted above, in order to develop our plan, such funds may not be available on terms acceptable to us. Any funds not used for the purposes indicated will be used for general working capital.

Our offering expenses are comprised of SEC and EDGAR filing fees, legal and accounting expenses, printing and transfer agent fees and any necessary state registration fees.

We intend to use the proceeds of this offering in the manner set forth above. No material amounts of the proceeds are to be used to acquire non-trade assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders.

Determination of Offering Price

There is no established public market for our shares of common stock. The offering price of $0.01 per share was arbitrarily determined by us based on our assessment of what the market would support. Among the factors considered were:

  our lack of business history;

  the proceeds to be raised by the offering;

  the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders; and

  our relative cash requirements.

The offering price of the shares of our common stock does not necessarily bear any relationship to our assets, associated book values, past operating results, financial condition or any other established criteria of value. The offering price should not be regarded as an indicator of the future market price of the shares.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at a fixed price of $0.01 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We cannot provide any assurance that our common stock will ever be quoted on the OTC Bulletin Board or traded on any securities exchange.

Dilution

Purchasers of shares of our common stock in this offering will suffer an immediate and substantial dilution in net tangible book value per share. Net tangible book value per share is total tangible assets, reduced by total liabilities, divided by the total number of outstanding shares of common stock. Our net tangible book value as of June 30, 2010 was equal to $2,892, or approximately $0.0002 per outstanding share of common stock. After giving effect to the sale of the securities and the application of the net proceeds therefrom at a public offering price of $0.01 per fixed combination of securities , our adjusted net tangible book value as of June 30, 2010 would have been approximately $21,392 or approximately $0.0009 per share. This represents an immediate increase in net tangible book value of $0.0007 per share to our existing stockholders and an immediate dilution of $0.0091 per share to new investors. The following table illustrates this calculation on a per share basis, assuming that we sell all of the securities we are offering:

Public offering price per fixed combination	$0.01

Net tangible book value per share as of June 30, 2010	$0.0002

Increase in net tangible book value per share attributable to new investors	$0.0007

Adjusted net tangible book value per share as of June 30, 2010 after giving effect to this offering	$0.0009

Dilution per share to new investors	$0.0091

Selling Stockholders

The selling stockholders may offer and sell, from time to time, any or all of the shares of our common stock issued to them. Because the selling stockholders may offer all or only some portion of the 2,000,1000 shares of common stock being offered pursuant to this prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholders upon termination of the offering are only estimates based on the assumption that each selling stockholder will sell all of his or her shares of our common stock being offered in the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock by the selling stockholders as of September 13, 2010 and the number of shares of our common stock being offered pursuant to this prospectus. We believe that the selling stockholders have sole voting and investment powers over their shares.

Other than the relationships described below, none of the selling stockholders has had any position or office, or other material relationship with our company or any of our affiliates within the past three years. Robbie Manis served as our sole officer and director from November 16, 2009 to August 4 , 2010.

All of the selling stockholders are family members, close personal friends or business associates of either our former sole officer Robbie Manis or our current sole officer Benjamin Cherniak and such individuals contacted each of the selling stockholders on an individual basis.

To our knowledge, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

We may require the selling stockholders to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Name of Selling Stockholder	Shares Owned By the Selling Stockholder Before the Offering(1)	Total Shares Offered in the Offering	Number of Shares To Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares(1)
			# of Shares(2)	% of Class(2),(3)
Robbie Manis	200,100	200,100	Nil	0%
Brian Hough	900,000	900,000	Nil	0%
Peter Hough	900,000	900,000	Nil	0%
Totals	2,000,100	2,000,100	Nil	0%

Notes
(1)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of our common stock. Shares of our common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)	We have assumed that the selling stockholders will sell all of the shares being offered in this offering.

(3)	Based on 18,000,100 shares of our common stock issued and outstanding as of September 13, 2010.

Plan of Distribution

We are offering 6,000,000 shares of our common stock on a "self-underwritten" and "best-efforts" basis with no minimum number of shares required. After the offering is closed we will cease our offering of our shares by us and file a post-effective amendment to the registration Statement to deregister any unsold shares.

In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. We believe that Benjamin Cherniak specifically meets the provisions of Rule 3a4-1(a)(1)-(3) and (4)(ii) because he is not subject to a statutory disqualification, as that term is defined under Section 3(a)39 of the Securities Exchange Act of 1934; he will not be compensated, directly or indirectly for his participation in the offering; he will not be, at the time of his participation, an associated person of a broker or dealer; and he will meet all of the elements of Rule 3a4-1(a)(4)(ii).

The selling stockholders may, from time to time, sell all or a portion of the shares of our common stock on any market upon which our common stock may be quoted or listed, in privately negotiated transactions or otherwise. Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Because there is currently no public market for our common stock, the selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at a fixed price of $0.01 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. We cannot provide any assurance that our common stock will ever be quoted on the OTC Bulletin Board or traded on any securities exchange. The shares of our common stock being offered for resale pursuant to this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

1.

block trades in which the broker or dealer so engaged will attempt to sell the shares of our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

3.	an exchange distribution in accordance with the rules of the exchange or quotation system;

4.	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

5.	privately negotiated transactions;

6.	market sales (both long and short to the extent permitted under the federal securities laws);

7.	at the market to or through market makers or into an existing market for the shares;

8.	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

9.	a combination of any aforementioned methods of sale.

In the event of the transfer by any of the selling stockholders of his or her shares of our common stock to any pledgee, donee or other transferee, we intend to amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of our common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of our common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of our common stock as principal may thereafter resell the shares of our common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resale, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, any of the selling stockholders may pledge shares of our common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, his or her broker may offer and sell the pledged shares of our common stock from time to time. Upon a sale of the shares of our common stock, we believe that the selling stockholders will comply with the prospectus delivery requirements under the Securities Act of 1933 by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post effective amendment to the registration statement of which this prospectus forms a part will be filed disclosing the name of any broker-dealers, the number of shares of our common stock involved, the price at which our common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction. In addition, a post effective amendment to the registration statement of which this prospectus forms a part will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We and the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M under the Securities Exchange Act of 1934.

The anti-manipulation provisions of Regulation M will apply to purchases and sales of shares of our common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares being offered pursuant to this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the selling stockholders that if a particular offer of our common stock is to be made on terms materially different from the information set forth in this “Plan of Distribution”, then a post effective amendment to the registration statement of which this prospectus forms a part must be filed with the Securities and Exchange Commission. All of the foregoing may affect the marketability of our common stock.

All expenses for the prospectus and related registration statement including legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of our common stock will be borne by us regarding the shares being sold by our company and with regard to the shares being sold by the selling shareholders, such costs will be borne by such the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of our common stock being offered pursuant to this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, may be sold under Rule 144 rather than pursuant to this prospectus.

Description of Securities

General

We are authorized to issue 500,000,000 shares of common stock with a par value of $0.001 per share and 20,000,000 shares of preferred stock with a par value of $0.001 per share. As of September 13 , 2010, there were 18,000,100 shares of our common stock outstanding and no shares of preferred stock outstanding.

Capital Stock

The aggregate number of shares that we have authority to issue is Five Hundred and Twenty Million (520,000,000), of which Five Hundred Million (500,000,000) shares will be common stock, with a par value of $0.001 per share (“Common Stock”), and Twenty Million (20,000,000) shares will be preferred stock, with a par value of $0.001 per share (“Preferred Stock”).

The Preferred Stock may be divided into and issued in series. Our board of directors (the “Board”) is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board is authorized, within any limitations prescribed by law and our articles, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following.

(a)	The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	Whether shares may be redeemed, and if so, the redemption price and the terms and conditions of such redemption;

(c)	The amount payable upon shares in the event of voluntary or involuntary liquidation;

(d)	Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(e)	The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(f)

Voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and

(g)

Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

We cannot declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of Common Stock or other class of stock junior to the Preferred Stock as to dividends or upon liquidation) in respect of Common Stock, or other class of stock junior to the Preferred Stock, nor shall we redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of Preferred Stock for the current period (and in the case of cumulative dividends, if any, payable to holders of Preferred Stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of the Preferred Stock, as fixed by the Board.

In the event of our liquidation, holders of Preferred Stock shall be entitled to receive, before any payment or distribution on the Common Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such Preferred Stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease or exchange of all or substantially all of our property and assets, nor any consolidation or merger, shall be deemed to be a liquidation.

Transfer Agent

There are currently 4 holders of record of our common stock. Our transfer agent is Nevada Agency and Transfer Company with an office at 50 West Liberty Street, Suite 880, Reno NV 89501.

Warrants

There are no outstanding warrants to purchase our securities. We may, however, issue warrants to purchase our securities in the future.

Options

There are no outstanding options to purchase our securities. We may, however, grant such options and/or establish an incentive stock option plan for our directors, executive officers, employees and consultants in the future.

Convertible Securities

There are no outstanding securities convertible into shares of our common stock or rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

Change in Control

There are no provisions in our certificate of incorporation or bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or subsidiary, such as merger, reorganization, tender offer, sale or transfer of substantially all of our assets, or liquidation.

Interest of Named Experts and Counsel

The financial statements of our company included in this prospectus have been audited by Chang Lee LLP to the extent and for the period set forth in their report appearing elsewhere in the prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Clark Wilson LLP, of Suite 800 – 885 West Georgia Street, Vancouver, British Columbia, Canada has provided an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Information with respect to Our Company

Description of Business

Corporate History

We were incorporated in the State of Nevada on November 16, 2009 under the name “Online Disruptive Technologies, Inc.” with authorized capital of 500,000,000 shares of common stock with a par value of $0.001 per share and 20,000,000 shares of preferred stock with a par value of $0.001 per share. On March 24, 2010, we entered into a share purchase agreement with Benjamin Cherniak, whereby we acquired all of the issued and outstanding shares of Relationshipscoreboard.com Entertainment, Inc. in consideration for the issuance of 16,000,000 of our common shares. RSE was incorporated in the State of Nevada on November 16, 2009.

Our Business

Overview of Website

We own the domain name “RelationshipScoreboard.com” and have commenced the development of our flagship social networking website. The premise behind RelationshipScoreboard.com (“RS.com”) is that we as human beings are curious about relationships and their inner workings. Everyone wants to know what defines a good relationship, what elements make a relationship work, and how much each partner should invest and contribute into the relationship in order to make it function on a balanced basis. This website will provide objective perspectives on what people value most in a relationship and it will help people ease their concerns about their own interactions.

To learn about celebrity relationships, we read gossip magazines such as US Weekly, Star, and The Enquirer. We peruse gossip websites such as TMZ.com and perezhilton.com and we watch shows like Entertainment Tonight to delve into the lives of others. We want to know who is dating who, who is getting married, who is cheating, who is breaking up and who is getting divorced. We debate amongst ourselves whether we think a specific couple is a good fit for one another, and how long we think the relationship will last. This curiosity applies not only to celebrity relationships but within our own social networks as well.

Social networking websites are designed to keep people connected and essentially to build an online community. RS.com serve as an interactive website where people can socialize, share relationship advice and score others' relationships based on a series of questionnaires. While the evaluation of others and their interpersonal relationships tends to be a serious topic of discussion, the purpose of this website is to add a comedic or anecdotal edge to the relationship subject matter. The entertainment value of rating relationships of others will keep people coming back for more and therefore continually enhance the traffic of the website.

While people are prone to subjectively judging the relationships of others, the unique feature of RS.com is that it provides a series of mathematical algorithms to provide for much more scientific means of achieving a relationship score. Using its array of formulas and algorithms, RS.com will allow its users to (a) evaluate whether a given relationship is functional or not; (b) determine which partner is “winning” the relationship battle (the definition of “winning’ being getting more out of the relationship than the other party); (c) guesstimate how long the relationship will last; and (d) consider with whom the relationship partners would be better off aligning themselves. Users will have the ability to answer a series of questions regarding any specific relationship, which will in turn help “score” the relationship. The scoring options will include friends' relationships, relationships of strangers, and celebrity relationships as well, depending on which sections of the website they choose to enter. With such a broad base of social media users, the opportunity to attract people to the website will be within arm's reach. We believe that RS.com's unique attributes will allow it to succeed in attracting attention and traffic amongst the vast array of social networking websites.

Components of Website

There will be several components to the website and the initial interface will include the following:

1.	The Scoreboard
2.	The Advice Corner
3.	Editorials
4.	The Online Store
5.	The Forum

The Scoreboard

The scoreboard section will contain several mathematic questionnaires designed to assess existing relationships. Visitors can score relationships that have already been nominated for assessment or they can propose a new relationship for prospective analysis. A search tool will allow for users to scan the site by last name to see if the couple has already been nominated. The nominated relationships will be segregated by the geographic region (country state/province, city) in which the subjects of the relationship reside. Users must adhere to the following steps in order to nominate a relationship:

A. Step 1

The first step in the process would be to sign up and become a member of the site. Only a small amount of detail will be required during the registration process. This will include: name, site nickname or alias, avatar image, age, email address, username and password, how they found the site, and lastly if they would like to receive site updates and upcoming event information in the future (opt-in settings).

B. Step 2

The second step will require the nominator to input the names of the people in the relationship to be evaluated. They must first designate the country, state and city where the subject couple resides. The nominator should provide background information about the couple and describe the context of the relationship in question. They can post all of this with either their own name, with their site nickname or anonymously. There will also be an option to upload a picture of the couple who is being nominated. They will then be prompted to classify the type of relationship being evaluated as this will dictate the specific questionnaire to be used for the evaluation process. In the future, once the site is fully established, nominators may have the ability to modify or enhance the questions that will appear in the scoreboard; however, in the first version the questionnaires will be predetermined. Although in certain circumstances RS.com may create conflict or strain between family, friends, and the two individuals in the relationship, the goal is to have fun and keep everyone entertained.

Moreover, users can choose to nominate their own relationship, and they will be able to answer the questionnaire themselves before sending off the request to friends and family. This will provide insight for others to see how the nominee views their own relationship. They can also choose to score it anonymously.

As an added entertainment publicity stunt, users may choose to nominate a celebrity couple for scoring. For example, Sandra Bullock and Jesse James are front and center in the news right now and scoring of their relationship would generate a tremendous response. RS.com will participate by nominating our own celebrity couples, and will also nominate a couple of the week in order to draw attention to this feature. It is expected that the celebrity section will be a popular destination for site users. The celebrity relationships area will be updated frequently with new celebrity relationships, and postings of celebrity relationship gossip. It is our hope that once RS.com reaches critical mass, a partnership with a site like TMZ.com can become reality. This will ultimately help increase traffic at RS.com exponentially. When a TMZ.com visitor sees an update or gossip on a celebrity's relationship, that user will have the ability to "score" that relationship by going to TMZ.com's partner site, RS.com. Conversely, RS.com will have a link to TMZ.com. To date, we have not started any discussions with any website to partner with.

C. Step 3

The third step in the process will allow the nominator to share the questionnaire with his or her friends, or to publish the couple publicly so that anyone can score the relationship. The nominator will see a popup screen asking "what friends would you like to share this scoreboard with?" There will be two possible ways of selecting friends. The first option will allow the nominator to fill in email addresses into a pop up screen, with a personalized message indicating who the friends will be scoring etc. A link will be provided in the email sent out directing the friends to the scoreboard page. In order for the friends to fill out the scoreboard, registration will not be required, and each friend will have the option of scoring and posting anonymously or with the use of their own name. RS.com understands that inputting individual email addresses into a popup menu can be tedious and time consuming. One of the benefits of being a member of the website will be to have a personal friend list. This list, where each user will be able to add their other registered RS.com friends, will be present when sending out the scoring invitation. Only a check mark will be required next to each friend with whom the nominator chooses to share the questionnaire. Another option which would be extremely efficient will be to create a "Facebook application" which will provide each registered RS.com user with the ability to login to his or her Facebook account and access their list of Facebook friends. This will benefit the user due to ease of use, but will be equally beneficial to RS.com since having a Facebook application will help to enhance its validity and site appeal.

If the nominator wishes to publicize this relationship entry without restriction, no selection of friends is necessary. Both members and non-members will be able to access and score the couple’s relationship without invitation in this case. With an unbiased audience owing no loyalty to either party, scoring their relationship should provide a fairly accurate outsider’s perspective. Although friends may know the couple better than complete strangers, friends may also be very hesitant to express their true feelings.

At the bottom of every private and public score sheet, each scorer will have the option of adding a comment. These comments will not be part of the actual posting section and therefore will not require the scorer to be a member in order to fill it out. Furthermore these comments will not affect the total score.

As detailed below, each nominated relationship is scored in a number of different ways based on respective sets of approximately 20 weighted questions. The responses to each question are then weighted depending on the relative importance of the subject matter of the particular question. Ultimately, the sum of the individually weighted scores will produce the aggregate score as calculated by the visiting reviewer. A detailed explanation of how the points are calculated will be provided to each user. Of course, there are different types of relationships and as such there will be different relationship categories to choose from. The questions will vary depending on the relationship type designated. Initially, all relationships will fall into one of four categories as outlined below:

1.	Dating or married (with kids)

2.	Dating or married and living together (without kids)

3.	Adult Dating – living separately

4.	High School dating

Additional categories can be introduced based on demand as the site grows in popularity. It is recognized that the relationship scoring criteria that are important for a couple in high school are materially different from those that would concern a married couple. As an example, a relevant question for a married couple might be whether or not both parties share a similar view towards having children and building a family. For most high school students, building a family is not yet on the radar screen. A more relevant question for someone in high school might be whether both parties are equally popular or physically attractive. While the questions in each category are adjusted according to the nature of the relationship, the end result is the same in that for any category, three unique score results are generated as follows:

1.

An aggregate score out of 100 with 0 being a completely dysfunctional relationship and 100 being a perfectly harmonious relationship. Based on the final score of any score sheet, RS.com will automatically generate an appropriately succinct summary of the relationship. Examples would be as follows:

Score of 80-100: This is clearly the love of a lifetime.

Score of 60-79: The relationship is working. Congratulations.

Score of 40-59: This relationship is on the Watch List with negative implications.

Score of 20-39: Better call the lawyers and begin dividing the assets.

Score of 19 or less: Do whatever you have to but try not to kill each other.

2.

A separate score for each of the two partners to determine which partner is winning in the relationship and which is losing. While we do not generally tend to associate relationships with the concept of winning or losing, it is clear that from time to time one partner is benefiting more from the relationship while the other is getting the short end of the stick. In a culture that embraces winners, RS.com will mathematically designate the partner of the subject relationship that has seized greater benefit from the relationship, often at the expense of the other partner. The ideal relationship will have a balanced scored of 50 points for each partner, while a score where the two partners are close to the extremes of 0 or 100 implies that one of the two partners is winning the relationship hands down. Again, RS.com will generate an appropriate saying based on the results. Examples in respect of a particular partner’s score would be as follows:

Score of 80-100: Get the referee to stop this beating.

Score of 60-79: Congratulations, we have a winner.

Score of 40-59: Don't look now but we are in the range of relationship bliss.

Score of 20-39: Better dust off the number for your divorce lawyer.

Score of 19 or less: Ouch. Remember that suicide is not an option.

3.

A final scoring system will be used to determine how much longer the scorer perceives that the given relationship will last. The scorer will have the option of either inputting an amount of time up to 100 years or following the lead of a previous scorer who has established a baseline prediction that subsequent scorers must simply guess whether the relationship duration will be over or under the designated baseline. This is analogous to the concept of the “over/under” betting proposition in sports where the bettor guesstimates whether the combined score of the two teams will exceed or fall short of the designated “over/under” baseline. Similar to the other scores, an appropriate saying will be generated based on the overall score. Examples for high school dating might be as follows:

0-2 weeks: If you don't have free texting, break up now, it's not worth it!

2-4 weeks: Clearly your peers do not think very much of your "serious" relationship...

1-6 months: a few months... a few years... what's the difference?

6-12 months: as long as you two weren't planning on getting married, you guys seem to be doing alright.

1-2 years: Congratulations, you're officially in a real relationship!

Note that a multitude of "sayings" will be generated randomly on every score sheet. This will decrease the probability of users encountering the same results.

As an added bonus, after scoring the relationship, users will have the option to make suggestions on who they believe would be a better match for the nominees. They can even choose to upload a picture of the person they have proposed for hooking up. This will be a fun attention-grabber that will help generate more traffic to the site.

Additional Features of the Scoreboard:

1. Video Questionnaire

When initially nominating a relationship for review, the nominator will have the option of posting a video clip answering relationship questions created by RS.com. Once both members in the relationship are at the computer with the webcam on, they will be able to prompt the RS.com video questionnaire. Once initiated, a live screen will open and they will be able to record their video. The first question will appear on the bottom of the screen and they will be prompted to answer each question in under a minute. Once they have finished answering each question, they can click on the button "Next Question" which will be present below the screen. If the minute for any individual question is up, the prompter will automatically ask the next question. If some questions are too personal, the couple can choose to click on next question, which will help to avoid any embarrassment. This approach is more personal giving the friends and public a chance to see the couple interact with each other, and formulate their own opinions. Obviously it is preferred for the actual couple to use this feature, however even if the nominator is not one of the individuals in the featured relationship, that individual will still have the option of going through with the video questionnaire.

2. Comment Section

In any nominated relationship, whether accessible by the public at large or simply the subset community authorized, there will be an option for members to post comments at the bottom of the page. Comments can be posted on a public or anonymous basis. Only members will be able to post in this section (although they can post anonymously), adding additional incentive to sign up on RS.com.

Advice Corner

In the advice corner, similar to "Dear Abby," users will be able to write to an advice columnist who will be online daily to respond to all relationship queries. The advice columnist will respond to the five most interesting questions of the day, and can also do weekly "chat sessions" with live questions and answers. This will be a popular feature since it will give the users a chance to get feedback on their important relationship questions. Although the website is light and fun, this can be an area where people are free to ask serious questions and get real advice from a professional, albeit one with a sense of humor. It will help add a sense of authenticity and legitimacy to RS.com. Initially the principals of RSE will serve as the expert dispensers of advice. In time, with the projected growth in traffic, we will engage celebrities to serve as the advice givers on a rotating basis.

Editorials

RS.com will be a destination for those seeking compelling articles related to dating, relationships, marriage advice, and other related topics. There will be both featured and guest editorial writers who wish to expand their following by providing free content as well as subscription-based content to our user base. This can be helpful for users who are hesitant or wary of posting their own questions at the advice corner. The guidance will be readily available to them through these postings and articles.

Online Store

At the online store, users will have the option of purchasing RS.com merchandise. Items will include funny t-shirts, mugs, key chains, and hats etc. with scoreboard 'final results' phrases such as: "My relationship has been scored and...we are meant for each other", "Apparently it's over next week", "My friends are so kind...." All of the merchandise will be tagged with the website name 'RelationshipScoreboard.com'. A "staff favorites" area of the store will be created where RS.com staff can give some suggestions as to what the customers should purchase. Other products may include flower bouquets (when the relationship is having problems), boxes of chocolates, lingerie, seductive music, candles, romance novels, Valentine’s Day gifts, restaurant coupons, wine, weekend getaway specials and babysitter services.

Forum

Once traffic reaches a significant level, a forum will be introduced where members can select relationship driven topics and discuss with one another on an ongoing basis in an open forum. The forum would be moderated to ensure that all posts are appropriate.

Target Market

Social networking is defined as the interaction between a group of people who share a common interest. Social networking can be found in the workplace, churches, schools, etc. Over the last decade, the popularity of the Internet has led to the emergence of online social networking websites and an explosion in growth thereof. Traditional social networking websites are those that cater to the masses as opposed to specialized groups. While there seems to be discrepancies as to the accuracy regarding how many users there are at the various social networking websites, the numbers are growing month over month. According to data provided by google.com, some of the most popular sites worldwide are as follows (as of April 2010):

Facebook – 490 million users

Twitter - 88 million users

MySpace – 73 million users

Linkedin - 38 million users

The continued growth of these websites is staggering. The average time spent per user online on social networking websites has reached approximately 6 hours per month. This averages out to almost 15 minutes per day spent surfing through the multitude of websites that keep people in touch with the outside world, and help maintain that sense of community and connection with others. While the traditional social networking websites attract the most users, the majority of social networking websites cater to a targeted demographic. Classmates.com is geared to schools and colleges, with 50,000,000 users. Moreover, there are sites geared to business communities, teenagers, film aficionados, music lovers, religious groups, photo sharing, and more. As Internet usage continues to grow worldwide, the popularity of social networking websites will continue to surge as well, which will lead to an increasing number of new websites that are targeted in nature.

Although the majority of social networking users are between 25 and 55 years of age, the primary target market for RS.com will be users between the ages of 13 and 45 due to the nature of the website. Research has shown that social media is seemingly more effective when focused on young adults, namely those between the ages of 18 and 25. Nevertheless, given the partial focus on marital relationships, we feel that RS.com will garner reasonable attention from individuals in their thirties and forties. RS.com has similar characteristics to sites like Facebook and MySpace in that it keeps people connected and promotes social interaction; however, relationship scoring is an activity that will presumably hold particular appeal for high school, college, or university students. Teens and young adults are at the age when first relationships are becoming an important part of their lives and a significant topic of discussion, and they will be seeking approval from friends and family about their new love interests. RS.com will be yet another destination that will allow them to stay in touch with friends and share their ideas and opinions on these developing relationships. It will be an online channel where they can feel free to express themselves without embarrassment or judgment. This website will provide an outlet to openly discuss the details of anything and everything related to the central ‘relationship health’ theme.

While the primary marketing efforts will be geared towards teens and young adults, there is significant potential to reach users between the ages of 25 and 55. Research shows that a few years ago, social networking sites like Facebook and MySpace were dominated by students in college and University. In 2009 and 2010, this social sphere has changed and the average age of current users is about 26 years, with a reasonable percentage of users above the age of 35. Technology and social networking are not something that only teens know how to navigate today. Adults are becoming more tech-savvy; learning to adapt to the modern forms of communication and social interaction, and they are seeking to reconnect with old friends and family. RS.com has the opportunity to help them do just that, in a fun and creative way.

Marketing Strategy

Marketing RS.com to the primary and secondary target markets will be executed through four distinct means:

Other Social Networking Websites

While marketing to networks via Facebook, MySpace and Twitter will initially lead the way in bringing new users to the site, sites such as Bebo, Friendster, and similar websites can be used as valuable tools that will help market the website free of charge. Communities worldwide will have easy access to RS.com with the push of a button, and this type of exposure will help create a buzz. The link to RS.com will be visible on each of these extremely popular websites, and as a result of this, word of mouth will ultimately help the site gain in popularity.

Search Engine Optimization

Search Engine optimization is defined as the process of increasing traffic to a website via search engines, such as Google and Yahoo. The higher up in the search results list, the more people will ‘click through’ to visit the website. RS.com will update editorial content regularly and will target the content to specific keywords so as to maximize visibility with the search engines. We believe that this will, in turn, maximize its ranking and bring the maximum amount of visitors possible to the site.

Banner Exchange

Via partnerships with select synergistic companies and websites, banner exchanges will be contemplated so as to drive traffic back and forth from the two sites, thus allowing both parties to benefit from the other’s user base. Dating websites will be ideally suited to banner exchange partnerships.

Media

RS.com will leverage its relationships with members of online, print, television, and radio media to generate as much exposure as possible upon the launch of the website. While RSE has yet to formalize any such plans, its principal Benjamin Cherniak enjoys strong relationships with relevant media concerns and will commence serious discussions once the RS.com website is at a more advanced stage of development.

Competition

RS.com will be one of many social networking websites that is easily accessible to its target audience. The major players, as previously mentioned, are Facebook, My Space, and Twitter to name a few. Although these sites are similar in nature because they allow people to connect and interact on many levels, RS.com differs since, to our knowledge, its major themes are unmatched anywhere else. The commonalities between each of these social networking sites are obvious; however, RS.com will stand out due to its specific focus on relationships and the ability to apply mathematics to achieve an overall score from a relationship. The creation of this website is not expected to re-direct the four hundred million plus users away from these other sites, but rather to enhance their experience on the web by adding entertainment value and variety. These sites will be able to cross promote to the same targeted groups, and therefore increase all-around exposure.

Revenue Model

In order for RS.com to be profitable, several measures will be taken to generate revenues:

Contextual Advertising (Google)

RS.com will subscribe to Google’s Ad Sense, which, upon building a customer base, will result in almost immediate ad revenues. Once subscribed, Google will automatically deliver ads on RS.com that are precisely targeted to our visitors. Each time an ad is clicked, a percentage of the funds paid to Google for that click will go to RS.com.

Banners

RS.com will target select corporations to pay upfront dollars for advertisement banners. Fees and rates will vary depending on the page, placement, and size of the advertisement on the website. Premium fees will be charged for the homepage while lesser fees will be charged for run of schedule advertisements that will continuously rotate throughout the website. Ideal advertisers will include dating websites, marriage counselors, and divorce lawyers. As soon as sufficient traffic has been realized, overtures will be made to potential banner advertisers. Naturally, the greater is the daily traffic, the greater will be the advertising rates achievable for each banner placement. RS.com is contemplating selling a large sponsorship ad-spot based on an existing relationship with the owner of a prominent dating site. Although RS.com will most likely sell the advertisement for less dollars than it will be worth overall during the course of a full year cycle, we want to have an anchor sponsorship when we go live.

Affiliate Marketing

In addition to upfront dollars for banners, RS.com may choose to pursue affiliate deals so as to participate in ongoing revenues for the entire life cycle of clients that are introduced to its advertising partners. While this does not provide for committed up-front revenue to RS.com, it does allow RS.com to achieve a long-term revenue stream from the affiliate partner based on (a) the lifetime value of the customer referred by RS.com to the partner; and (b) the ability of RS.com to continually refer incremental customers to the partner site. Partners that offer interesting revenue-sharing affiliate deals include the likes of Match.com, AshleyMadison.com, AdultFriendFinder.com and Lavalife.com.

RS.com Online Store

Sales at RS.com’s online store will be modest at first, but once the site has reached a level of popularity and become part of mainstream pop culture, merchandise sales are expected to grow. The ultimate goal would be for couples to refer to the RS.com store as the default for purchasing gifts for any and all occasions.

Subscription Revenues

In due course, it is anticipated that subscription dollars can be earned by offering relationship advice and other exclusive content geared to individuals who wish to improve the quality of their relationships.

Governmental Regulations

Within the United States and Canada, the legal landscape for Internet privacy is new and rapidly evolving. Collectors and users of customer information over the Internet face potential liability for public disclosure of private information. Due to the increasing popularity and use of the Internet, it is likely that a growing number of laws and regulations will be adopted at the international, federal, state, local, and foreign levels relating to the Internet covering issues such as user privacy, pricing, content, copyrights, distribution, antitrust and characteristics and quality of services. Furthermore, if more stringent customer protection laws are imposed, additional burdens will be placed on those companies conducting business online. Moreover, the applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the Internet could harm our business.

Employees

As of the date hereof, our company does not have any employees other than Benjamin Cherniak.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Domain Name

We own the domain name realtionshipscoreboard.com. RSE purchased the domain name for a period of 3 years at a cost of $20. The domain name is renewable at any time. The website is currently under development and is anticipated to be operational in September of 2010.

Patents and Trademarks

We do not own any patents or trademarks.

Description of Property

Principal Offices

Our principal offices are located at 3120 S. Durango Dr. Suite 305, Las Vegas, Nevada 89117. We are presently benefitting from free rental space until such time as our operations ramp up. Once we attain the necessary funding and increase our employee base, we will look for more spacious facilities to meet our growing needs.

Legal Proceedings

We know of no material pending legal proceedings to which our company or our subsidiary is a party or of which any of our properties, or the properties of our subsidiary, is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or our subsidiary or has a material interest adverse to our company or our subsidiary.

Market Price of and Dividends on Our Common Equity
and Related Stockholder Matters

Market for Securities

There is currently no trading market for our common stock. We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into our common stock. None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the Securities Act of 1933.

We have issued 18,000,100 shares of our common stock since our inception on November 16, 2009 all of which are restricted shares. There are no outstanding options or warrants or securities that are convertible into common shares.

Holders of Our Common Stock

As of the date of this prospectus, we had four holders of our common stock. Our transfer agent is Nevada Agency and Transfer Company with an office at 50 West Liberty Street, Suite 880, Reno NV 89501.

Registration Rights

We have not granted registration rights any person.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to increase our working capital and do not anticipate paying any cash dividends in the foreseeable future.

We must not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of our common stock or other class of stock junior to our preferred stock as to dividends or upon liquidation) in respect of our common stock, or other class of stock junior to our preferred stock, nor must we redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of our preferred stock for the current period (and in the case of cumulative dividends, if any, payable to holders of our preferred stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of our preferred stock, as fixed by our board of directors.

Other than as stated above, there are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

we would not be able to pay our debts as they become due in the usual course of business; or

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Financial Statements

ONLINE DISRUPTIVE TECHNOLOGIES, INC.

(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2010

Chang Lee LLP
Chartered Accountants
606 – 815 Hornby Street
Vancouver, B.C, V6Z 2E6
Tel: 604-687-3776
Fax: 604-688-3373
E-mail: info@changleellp.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

ONLINE DISRUPTIVE TECHNOLOGIES, INC.
(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of Online Disruptive Technologies, Inc. (“the Company”) (a development stage company) as at June 30, 2010 and December 31, 2009 and the related consolidated statements of operations and comprehensive loss for the three months and six months ended June 30, 2010 and for the period from November 16, 2009 (date of inception) to June 30, 2010, consolidated statements of stockholders’ deficiency for the period from November 16, 2009 (date of inception) to June 30, 2010 and consolidated statements of cash flows for the six months ended June 30, 2010 and for the period from November 16, 2009 (date of inception) to June 30, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at June 30, 2010 and December 31, 2009 and the results of its operations for the three months and six months ended June 30, 2010 and for the period from November 16, 2009 (date of inception) to June 30, 2010 and its cash flows for the six months ended June 30, 2010 and for the period from November 16, 2009 (date of inception) to June 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred losses from operations since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its business operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada September 13, 2010
Chartered Accountants

Online Disruptive Technologies, Inc.
(A Development Stage Company)
Consolidated Balance Sheets

		December 31,
	June 30, 2010	2009

ASSETS

Current Assets
Cash and Cash equivalents	$38,243	8
Total Assets	$38,243	8

LIABILITIES

Current Liabilities
Accounts Payable and Accrued Liabilities	3,489	787
Loans Payable - Related Parties (Note 4)	31,862	-
Total Current Liabilities	$35,351	787

SHAREHOLDERS' EQUITY (DEFICIENCY)
Authorized: 20,000,000 Preferred Shares, par value $0.001 500,000,000 Common Shares, par value $0.001

Issued and outstanding: Nil Preferred shares 18,000,100 Common shares	$ 2,400	160
Additional Paid-in Capital	6,999	240
(Deficit) Accumulated During the Development Stage	(6,507)	(1,179)
Total Shareholders’ Equity (Deficiency)	2,892	(779)
Total Liabilities and Shareholders' Equity (Deficiency)	$38,243	8

The accompanying notes are an integral part of these consolidated financial statements.

Online Disruptive Technologies, Inc.
(A Development Stage Company)
Consolidated Statements of Operations and Comprehensive (Loss)

			Cumulative period
	Three months	Six months	from November 16,
	ended June 30,	ended June	2009 (inception) to
	2010	30, 2010	June 30, 2010
General and Administrative Expenses
Bank Fees	$81	58	125
Consulting Fees	1,500	1,500	1,500
License and Permit Fees	-	119	444
Legal fees	3,651	3,651	4,418
Web domain Expense	-	-	20
	5,232	5,328	6,507

Net (Loss) and Comprehensive (Loss) for the Period	$(5,232)	(5,328)	(6,507)

Basic and Diluted Net (Loss) per Common Share	$(0.00)	(0.00)

Weighted Average Number of Common Shares Outstanding – Basic and Diluted	18,000,100	17,093,977

The accompanying notes are an integral part of these consolidated financial statements.

Online Disruptive Technologies, Inc.
(A Development Stage Company)
Consolidated Statements of Stockholders’ Equity (Deficiency)
For the period from November 16, 2009 (inception) to June 30, 2010

						(Deficit)
						Accumulated
					Additional	During the
	Preferred Stock		Common Stock		Paid-in	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Shares issued for cash at $0.001 per share on November 16, 2009	-	$-	100	$-	$-	$-	$-
Shares issued for cash at $0.00025 per share on December 5, 2009			1,599,900	160	240	-	400
Net (loss) for the period						(1,179)	(1,179)

Balance, December 31, 2009	-	-	1,600,000	160	240	(1,179)	(779)

Shares surrendered upon RTO			(1,600,000)	(160)	(240)		(400)
Shares issued to effect RTO			16,000,000	400	-		400
Recapitalization - ODT	-	-	2,000,100	2,000	6,999		8,999
Net (loss) for the period						(5,328)	(5,328)

Balance, June 30, 2010	-	$-	18,000,100	$2,400	$6,999	$(6,507)	$2,892

The accompanying notes are an integral part of these consolidated financial statements.

Online Disruptive Technologies, Inc.
(A Development Stage Company)
Consolidated Statement of Cash Flows

				Cumulative period
		Six months		from November 16,
		ended June		2009 (inception) to
		30, 2010		June 30, 2010
Cash flow from Operating Activities	$		$
Net (Loss) for the Period		(5,328)		(6,507)
Changes in Operating Assets and Liabilities
Increase in Accounts Payable and Accrued Liabilities		230		1,017
Net Cash (Used in) Operating Activities		(5,098)		(5,490)

Cash flow from Financing Activities
Common shares issued		-		400
Increase in Loans Payable		28,423		28,423
Net Cash Provided by Financing Activities		28,423		28,823

Cash flow from Investing Activities
Cash acquired on acquisition of subsidiary		14,910		14,910
Net Cash Provided by Financing Activities		14,910		14,910

Net Increase in Cash and Cash equivalents		38,235		38,243
Cash and Cash equivalents, Beginning of Period		8		-
Cash and Cash equivalents, End of Period		38,243		38,243
Supplementary Information
Interest Paid		-		-
Income Taxes Paid		-		-

The accompanying notes are an integral part of these consolidated financial statements.

Online Disruptive Technologies, Inc.
Notes to the Consolidated Financial Statements
June 30, 2010

Note 1 - Nature of Operations

Online Disruptive Technologies, Inc. (“ODT” or the “Company”) was incorporated on November 16, 2009 in the State of Nevada, U.S.A. The Company is in the business for the operation of websites with advertising revenue platforms. The Company has limited operations and in accordance with ASC 915, is considered a development stage company that has had no revenues from inception to date. The Company has a December 31 year-end.

Effective March 24, 2010, the Company acquired 100% of the issued and outstanding shares of Relationshipscoreboard.com Entertainment Inc. (“RS” or “Relationshipscoreboard.com”), a company incorporated on November 16, 2009 in the state of Nevada, U.S.A. in exchange for 16,000,000 shares of the Company’s common stock. Upon the completion of the acquisition, the former sole shareholder of RS is holding 89% of the Company’s issued and outstanding common stock. As a result, the transaction was accounted for as a reverse takeover transaction (“RTO”) for accounting purpose, as RS was deemed to be the acquirer, and these consolidated financial statements are a continuation of the financial statements of RS. The carrying amounts of RS’s assets and liabilities are included in these consolidated financial statements and 2009 comparative figures are those of RS. The consolidated statement of operations for the six months ended June 30, 2010 included the operations of RS for the six months ended June 30, 2010 and the operations of ODT from March 25, 2010 to June 30, 2010.

These financial statements have been prepared with the on-going assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. The Company suffered a recurring loss and had a marginal working capital of $2,892 which raises substantial doubt about the Company’s ability to continue as a going concern. These financial statements do no include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The operations of the Company have primarily been funded by the sale of common shares and loans received. Continued operations of the Company are dependent on the Company’s ability to complete equity financings or generate profitable operations in the future. Management’s plan in this regard is to secure additional funds through future equity financings. Such financings may not be available or may not be available on reasonable terms to the Company.

Note 2 – Acquisition - ODT

In connection with the RTO described above and prior to the acquisition, ODT had no business and did not meet the definition of a business under ASC 805, “Accounting for Business Combinations”, the reverse takeover of ODT by RS has been accounted for as a capital transaction, which the net assets of ODT on March 24, 2010 was accounted for as a recapitalization of RS. A breakdown of ODT’s net assets as at March 24, 2010 is as follows:

March 24, 2010
Total assets – cash only	$14,910
Total liabilities	(5,911)

Net assets acquired	$8,999

Online Disruptive Technologies, Inc.
Notes to the Consolidated Financial Statements
June 30, 2010

Note 3 - Significant Accounting Policies

a) Basis of Presentation

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“US GAAP”). All adjustments considered necessary for a fair presentation of financial position, results of operations and cash flows as at June 30, 2010 have been included.

b) Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting.

c) Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant areas require use of estimates include valuation allowance for deferred income tax assets. Actual results could differ from those estimates.

d) Foreign Currency Translation

The Company’s functional currency is U.S. dollars. Transactions in other currencies are recorded in U.S. dollars at the rates of exchange prevailing when the transactions occur. Monetary assets and liabilities denominated in other currencies are translated into U.S. dollars at rates of exchange in effect at the balance sheet dates. Exchange gains and losses are recorded in the statements of operations.

e) Cash and Cash Equivalents

Cash and cash equivalents consist entirely of readily available cash balances. There was no cash equivalent as of June 30, 2010 (December 31, 2009 - $nil).

f) Stock-based Compensation

The Company accounts its stock options and similar equity instruments issued in accordance with ASC 718, “Share-Based Payment”. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. ASC 718 requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

As at June 30, 2010, the Company had no stock options issued and outstanding.

g) Revenue Recognition

Operating revenue consist of advertising revenue. The point in time at which revenues are recognized is determined in accordance with ASC 605-10 (formerly Staff Accounting Bulletin No. 104, “Revenue Recognition”). Revenues are recorded when the Company delivers services to its customers and collection is reasonably estimated.

Online Disruptive Technologies, Inc.
Notes to the Consolidated Financial Statements
June 30, 2010

Note 3 - Significant Accounting Policies (cont’d)

h) Income Taxes

Income taxes are accounted for under the liability method of accounting for income taxes. Under the liability method, deferred tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted or substantially enacted income tax rates expected to apply when the asset is realized or the liability is settled. The effect of a change in income tax rates on deferred income tax liabilities and assets is recognized in income in the period that the change occurs. Deferred income tax assets are recognized to the extent that they are considered more likely than not to be realized.

The Financial Accounting Standards Board (FASB) has issued FASB ASC 740-10, “Accounting for Uncertainty in Income Taxes”. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with prior literature FASB Statement No. 109, Accounting for Income Taxes. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. The implementation of this standard had no impact on the Company’s financial statements.

i) Comprehensive Income (Loss)

The Company accounts for comprehensive income under the provisions of ASC Topic 220-10, “Comprehensive Income - Overall,” which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statements of Operations and Comprehensive Loss.

j) Earnings (Loss) Per Share

The Company adopted Financial Accounting Standards ASC subtopic 260-10, “Earnings Per Share”, which simplifies the computation of earning per share requiring the restatement of all prior periods.

Basic loss per share is computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted loss per share is computed on the basis of the weighted average number of common shares and dilutive securities outstanding. For the three months and six months ended June 30, 2010, the basic loss per share is equal to diluted loss per share as there are no potential dilutive securities.

In calculating the weighted average number of common shares for three months and six months ended June 30, 2010, the total share numbers issued to effect the RTO has been considered issued and outstanding as at the beginning of period. Therefore, the weighted average numbers of common shares for three months and six months ended June 30, 2010 were 18,000,100 and 17,093,977 - basic and diluted, respectively.

k) Financial Instruments and Fair Value of Financial Instruments

Fair Value of Financial Instruments – the Company adopted SFAS ASC 820-10-50, “Fair Value Measurements”. This guidance defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

Online Disruptive Technologies, Inc.
Notes to the Consolidated Financial Statements
June 30, 2010

Note 3 - Significant Accounting Policies (cont’d)

k) Financial Instruments and Fair Value of Financial Instruments (cont’d)

  Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

  Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

  Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying amounts reported in the balance sheets for the cash and cash equivalents, accounts payable and accrued liabilities and loan payable each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization.

l) Subsequent Event

The Company has adopted ASC 855, “Subsequent Events,” which establishes general standards of accounting for disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and whether that date represents the date the financial statements were issued or were available to be issued.

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through July 1, 2010 and September 13, 2010, the date the financial statements were available to be issued.

m) Accounting Codification

On July 1, 2009, the FASB launched the “FASB Accounting Standards Codification” (the “FASB ASC”) as the single source of authoritative non-governmental U.S. GAAP. The FASB ASC did not change current U.S. GAAP, but simplified user access to all authoritative U.S. GAAP by organizing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents were superseded and all other accounting literature not included in the FASB ASC is now considered non-authoritative. The adoption of the FASB ASC did not have an impact on the Company’s financial statements.

n) Recently Adopted Accounting Pronouncements

In June 2009, the FASB ASC 860-10, “Accounting for Transfers of Financial Assets,” eliminates the concept of a qualifying special-purpose entity (“QSPE”), clarifies and amends the de-recognition criteria for a transfer to be accounted for as a sale, amends and clarifies the unit of account eligible for sale accounting and requires that a transferor initially measure at fair value and recognize all assets obtained and liabilities incurred as a result of a transfer of an entire financial asset or group of financial assets accounted for as a sale. This standard is effective for fiscal years beginning after November 15, 2009. The Company has adopted this standard on January 1, 2010 and has assessed that the adoption of this standard has no material effect on its financial statements.

Online Disruptive Technologies, Inc.
Notes to the Consolidated Financial Statements
June 30, 2010

Note 3 - Significant Accounting Policies (cont’d)

n) Recently Adopted Accounting Pronouncements (cont’d)

In June 2009, the FASB issued FASB ASC 810-10-65 which amends the consolidation guidance applicable to a variable interest entity (“VIE”). This standard also amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is therefore required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis. Previously, the standard required reconsideration of whether an enterprise was the primary beneficiary of a VIE only when specific events had occurred. This standard is effective for fiscal years beginning after November 15, 2009, and for interim periods within those fiscal years. Early adoption is prohibited. The Company has adopted this standard on January 1, 2010 and has assessed that the adoption of this standard has no material effect on its financial statements.

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This update provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). It is effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. The Company has adopted this standard since its fiscal year ended December 31, 2009 and has assessed that the adoption of this standard has no material effect on its financial statements.

In July 2009, the FASB ratified the consensus reached by EITF (Emerging Issues Task Force) issued EITF No. 09-1, (ASC Topic 470) "Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance" ("EITF 09-1"). The provisions of EITF 09-1, clarifies the accounting treatment and disclosure of share-lending arrangements that are classified as equity in the financial statements of the share lender. An example of a share-lending arrangement is an agreement between the Company (share lender) and an investment bank (share borrower) which allows the investment bank to use the loaned shares to enter into equity derivative contracts with investors. EITF 09-1 is effective for fiscal years that begin on or after December 15, 2009 and requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009. Share-lending arrangements that have been terminated as a result of counterparty default prior to December 15, 2009, but for which the entity has not reached a final settlement as of December 15, 2009 are within the scope. The Company has adopted this standard on January 1, 2010 and has assessed that the adoption of this standard has no material effect on its financial statements.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company has adopted this standard since its fiscal year ended December 31, 2009 and has assessed that the adoption of this standard has no material effect on its financial statements.

Online Disruptive Technologies, Inc.
Notes to the Consolidated Financial Statements
June 30, 2010

Note 3 - Significant Accounting Policies (cont’d)

n) Recently Adopted Accounting Pronouncements (cont’d)

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company has adopted this standard since its fiscal year ended December 31, 2009 and has assessed that the adoption of this standard has no material effect on its financial statements.

o) Recently Issued Accounting Pronouncements

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances that under existing US GAAP. This amendment has eliminated that residual method of allocation. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements. This update changed the accounting model for revenue arrangements that include both tangible products and software elements. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-14 to have an effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers. Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company is currently evaluating the impact of this ASU; however, the Company does not expect the adoption of this ASU to have a material impact on our financial statements.

In February 2010, the FASB issued ASC No. 2010-09, “Amendments to Certain Recognition and Disclosure Requirements”, which eliminates the requirement for SEC filers to disclose the date through which an entity has evaluated subsequent events. ASC No. 2010-09 is effective for its fiscal quarter beginning after 15 December 2010. The adoption of ASC No. 2010-09 is not expected to have a material impact on the Company’s financial statements.

Online Disruptive Technologies, Inc.
Notes to the Consolidated Financial Statements
June 30, 2010

Note 3 - Significant Accounting Policies (cont’d)

o) Recently Issued Accounting Pronouncements (cont’d)

ASU No. 2010-13 was issued in April 2010, and clarified the classification of an employee share based payment award with an exercise price denominated in the currency of a market in which the underlying security trades. This ASU will be effective for the first fiscal quarter beginning after December 15, 2010, with early adoption permitted. The adoption of ASU No. 2010-13 is not expected to have a material impact on the Company’s financial statements.

Other accounting pronouncements that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

Note 4 – Loans Payable

As at June 30, 2010, the loans payable included followings:

  $31,462 payable to a shareholder of the Company. The amount is unsecured, non-interest bearing and due on demand.

  $400 payable to a director and principal shareholder of the Company. The amount is unsecured, non- interest and due on demand.

Note 5 – Related Party Transactions

See Note 4.

Note 6 – Stockholders’ Equity

On March 24, 2010, the Company issued 16,000,000 common shares to RS for its issued and outstanding 1,600,000 common shares to effect the acquisition and RTO. Prior to the acquisition and RTO (Note 1 and 2), RS engaged following equity transactions:

  On November 16, 2009, RS issued 100 common shares at $0.001 per share for a total proceed of $0.10.

  On December 5, 2009, RS issued 1,599,900 common shares at $0.00025 per share for a total proceed of $400.

Upon the acquisition and RTO, the common shares issued by RS noted above were surrendered and exchanged for 16,000,000 common share of the Company.

Prior to the acquisition and RTO (Note 1 and 2), the Company engaged followings equity transactions:

  On November 16, 2009, the Company issued 100 common shares at $0.001 per share for a total proceed of $0.10.

  On December 2, 2009, the Company issued 200,000 common shares at $0.01 per share for a total proceed of $2,000.

Online Disruptive Technologies, Inc.
Notes to the Consolidated Financial Statements
June 30, 2010

Note 6 – Stockholders’ Equity (cont’d)

  On January 7, 2010, the Company issued 1,800,000 common shares at $0.01 per share for total proceeds of $18,000.

Upon the acquisition and RTO, 2,000,100 common shares issued by the Company prior to the acquisition and RTO were considered as recapitalization to RS.

Note 7 – Income Taxes

The Company is subject to income tax laws in the U.S. The Company incurred a net loss for the six months ended June 30, 2010 and therefore did not incur income tax expense.

A reconciliation of the federal statutory income tax, at the statutory rate of 15% to the Company’s effective income tax rate, for the six months ended June 30, 2010 is as follows:

		For the six months
		ended June 30, 2010
	$
Net loss from operations		(5,328)
Statutory tax rate		15%
Deferred income tax asset		(799)
Benefits not recognized		799
Income tax expense		-

The significant components of deferred income tax assets (liabilities) are as follows:

		June 30, 2010
	$
Non-capital loss carry forwards		2,626
Valuation allowance		(2,626)
Deferred income tax assets		-

The valuation allowances for deferred tax assets as at June 30, 2010 was $2,626. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

As at June 30, 2010, the Company has non-capital loss carry forwards totalling $17,508 available to reduce taxable income otherwise calculated in future years. Non-capital losses expire as follows.

2029	$4,342
2030	13,166
Total	$17,508

Online Disruptive Technologies, Inc.
Notes to the Consolidated Financial Statements
June 30, 2010

Note 8 – Subsequent Events

Subsequent to June 30, 2010, the Company is in the process of raising funds publicly through the sale of 6,000,000 common shares at a price of $0.01 per share.

Note 9 – Commitments and Guarantees

The Company did not enter into any commitments nor did it become a guarantor to any parties as at June 30, 2010.

RELATIONSHIPSCOREBOARD.COM ENTERTAINMENT INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

DECEMBER 31, 2009

Chang Lee LLP
Chartered Accountants
606 – 815 Hornby Street
Vancouver, B.C, V6Z 2E6
Tel: 604-687-3776
Fax: 604-688-3373
E-mail: info@changleellp.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

RELATIONSHIPSCOREBOARD.COM ENTERTAINMENT, INC.
(A Development Stage Company)

We have audited the accompanying balance sheet of Relationshipscoreboard.com Entertainment, Inc. (“the Company”) (a development stage company) as at December 31, 2009 and the related statements of operations and comprehensive loss, stockholders’ deficiency and cash flows for the period from November 16, 2009 (date of inception) to December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2009 and the results of its operations and its cash flows for the period from November 16, 2009 (date of inception) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred losses from operations since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its business operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada September 13, 2010
Chartered Accountants

Relationshipscoreboard.com Entertainment Inc.
(A Development Stage Company)
Balance Sheet
As at December 31, 2009

2009
ASSETS
Current Assets
Cash and Cash Equivalents	$8
Total Assets	$8
LIABILITIES
Current Liabilities
Accounts Payable and Accrued Liabilities	$787
Total Current Liabilities	787
SHAREHOLDERS' (DEFICIENCY)
Authorized: 100,000,000 common shares, par value $0.0001
Issued and Outstanding: 1,600,000 common shares	160
Additional Paid-in Capital	240
(Deficit) Accumulated During the Development Stage	(1,179)
Total Shareholders’ (Deficiency)	(779)
Total Liabilities and Shareholders' (Deficiency)	$8

The accompanying notes are an integral part of these financial statements.

Relationshipscoreboard.com Entertainment Inc.
(A Development Stage Company)
Statements of Operations and Comprehensive (Loss)

For the period from
November 16, 2009
(inception) to
December 31, 2009
General and Administrative Expenses
Bank Fees	$67
License and Permit Fees	325
Legal Fees	767
Web domain Expense	20
1,179

Net (Loss) and Comprehensive (Loss) for the Period	$(1,179)

Basic and Diluted Net (Loss) per Common Share	$(0.00)

Weighted average number of common shares outstanding – Basic and Diluted	939,172

The accompanying notes are an integral part of these financial statements.

Relationshipscoreboard.com Entertainment Inc.
(A Development Stage Company)
Statement of Stockholders’ Deficiency
For the period from November 16, 2009 (inception) to December 31, 2009

				(Deficit)
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Shares issued for cash at $0.001 per share on November 16, 2009	100	$-	$-	$-	$-
Shares issued for cash at $0.00025 per share on December 5, 2009	1,599,900	160	240	-	400
Net (loss) for the period	-	-	-	(1,179)	(1,179)

Balance, December 31, 2009	1,600,000	$160	$240	$(1,179)	$(779)

The accompanying notes are an integral part of these financial statements.

Relationshipscoreboard.com Entertainment Inc.
(A Development Stage Company)
Statement of Cash Flows

		For the Period
		November 16, 2009
		(inception) to
		December 31, 2009
Cash flow from Operating Activities	$
Net (Loss) for the Period		(1,179)
Changes in Operating Assets and Liabilities
Increase in Accounts Payable and Accrued Liabilities		787
Net Cash (Used in) Operating Activities		(392)

Cash flow from Financing Activities
Common shares issued		400
Net Cash Provided by Financing Activities		400
Net Increase in Cash and Cash equivalents		8
Cash and Cash equivalents, Beginning of Period		-

Cash and Cash equivalents, End of Period		8
Supplementary Information
Interest Paid		-
Income Taxes Paid		-

The accompanying notes are an integral part of these financial statements.

Relationshipscoreboard.com Entertainment Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

Note 1 - Nature of Operations

Relationshipscoreboard.com Entertainment, Inc. (“RS” or the “Company”) was incorporated on November 16, 2009 in the State of Nevada, U.S.A. The Company was established to operate a website with an advertising revenue platform. The Company has limited operations and in accordance with ASC 915, is considered a development stage company that has had no revenues from inception to date. The Company has a December 31 year-end.

These financial statements have been prepared with the on-going assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has incurred operating losses since inception and further losses are anticipated in the development of our business. As of December 31, 2009, the Company has limited financial resources and require additional financing to fund its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do no include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The operations of the Company have primarily been funded by the sale of common shares. Continued operations of the Company are dependent on the Company’s ability to complete equity financings or generate profitable operations in the future. Management’s plan in this regard is to secure additional funds through future equity financings. Such financings may not be available or may not be available on reasonable terms to the Company.

Note 2 - Significant Accounting Policies

a) Basis of Presentation

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“US GAAP”). All adjustments considered necessary for a fair presentation of financial position, results of operations and cash flows as at December 31, 2009 have been included.

b) Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting.

c) Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant areas require use of estimates include valuation allowance for deferred income tax assets. Actual results could differ from those estimates.

d) Foreign Currency Translation

The Company’s functional currency is U.S. dollars. Transactions in other currencies are recorded in U.S. dollars at the rates of exchange prevailing when the transactions occur. Monetary assets and liabilities denominated in other currencies are translated into U.S. dollars at rates of exchange in effect at the balance sheet dates. Exchange gains and losses are recorded in the statements of operations.

e) Cash and Cash Equivalents

Cash and cash equivalents consist entirely of readily available cash balances. There was no cash equivalent as of December 31, 2009.

Relationshipscoreboard.com Entertainment Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

Note 2 - Significant Accounting Policies (cont’d)

f) Stock-based Compensation

The Company adopted ASC 718, “Share-Based Payment,” to account for its stock options and similar equity instruments issued. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. ASC 718 requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

As at December 31, 2009, the Company has no stock option issued and outstanding.

g) Revenue Recognition

Operating revenue consist of advertising revenue. The point in time at which revenues are recognized is determined in accordance with ASC 605-10 (formerly Staff Accounting Bulletin No. 104, “Revenue Recognition”). Revenues are recorded when the Company delivers services to its customers and collection is reasonably estimated.

The Company has not generated any revenue since its inception.

h) Income Taxes

Income taxes are accounted for under the liability method of accounting for income taxes. Under the liability method, deferred tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted or substantially enacted income tax rates expected to apply when the asset is realized or the liability is settled. The effect of a change in income tax rates on deferred income tax liabilities and assets is recognized in income in the period that the change occurs. Deferred income tax assets are recognized to the extent that they are considered more likely than not to be realized.

The Financial Accounting Standards Board (FASB) has issued FASB ASC 740-10, “Accounting for Uncertainty in Income Taxes”. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with prior literature FASB Statement No. 109, Accounting for Income Taxes. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. The implementation of this standard has no impact on the Company’s financial statements.

i) Comprehensive Income (Loss)

The Company accounts for comprehensive income under the provisions of ASC Topic 220-10, “Comprehensive Income – Overall,” which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Operations and Comprehensive Loss.

Relationshipscoreboard.com Entertainment Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

Note 2 - Significant Accounting Policies (cont’d)

j) Earnings (Loss) Per Share

The Company adopted Financial Accounting Standards ASC subtopic 260-10, “Earnings Per Share”, which simplifies the computation of earning per share requiring the restatement of all prior periods.

Basic loss per share is computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted loss per share is computed on the basis of the weighted average number of common shares and dilutive securities outstanding. As at December 31, 2009, the diluted loss per share is equal to basic loss per share as there was no other security instrument outstanding as at December 31, 2009.

k) Financial Instruments and Fair Value of Financial Instruments

Fair Value of Financial Instruments – the Company adopted SFAS ASC 820-10-50, “Fair Value Measurements”. This guidance defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

  Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

  Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

  Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying amounts reported in the balance sheets for the cash and cash equivalents and accounts payable and accrued liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization.

l) Subsequent Event

The Company has adopted ASC 855, “Subsequent Events,” which establishes general standards of accounting for disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and whether that date represents the date the financial statements were issued or were available to be issued.

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through January 1, 2010 and September 13, 2010, the date the financial statements were available to be issued.

Relationshipscoreboard.com Entertainment Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

Note 2 - Significant Accounting Policies (cont’d)

m) Accounting Codification

On July 1, 2009, the FASB launched the “FASB Accounting Standards Codification” (the “FASB ASC”) as the single source of authoritative non-governmental U.S. GAAP. The FASB ASC did not change current U.S. GAAP, but simplified user access to all authoritative U.S. GAAP by organizing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents were superseded and all other accounting literature not included in the FASB ASC is now considered non-authoritative. The adoption of the FASB ASC did not have an impact on the Company’s financial statements.

n) Recently Adopted Accounting Pronouncements

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This update provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). It is effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. The Company adopted this standard for its fiscal year ended December 31, 2009 and has assessed that the adoption of this standard did not have a material effect on its financial statements.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company adopted this standard for its fiscal year ended December 31, 2009 and has assessed that the adoption of this standard did not have a material effect on its financial statements.

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company adopted this standard for its fiscal year ended December 31, 2009 and has assessed that the adoption of this standard did not have a material effect on its financial statements.

o) Recently Issued Accounting Pronouncements

In June 2009, the FASB ASC 860-10, “Accounting for Transfers of Financial Assets,” eliminates the concept of a qualifying special-purpose entity (“QSPE”), clarifies and amends the de-recognition criteria for a transfer to be accounted for as a sale, amends and clarifies the unit of account eligible for sale accounting and requires that a transferor initially measure at fair value and recognize all assets obtained and liabilities incurred as a result of a transfer of an entire financial asset or group of financial assets accounted for as a sale. This standard is effective for fiscal years beginning after November 15, 2009. The Company is currently evaluating the potential impact of this standard on its financial statements, but does not expect it to have a material effect.

Relationshipscoreboard.com Entertainment Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

Note 2 - Significant Accounting Policies (cont’d)

n) Recently Issued Accounting Pronouncements (cont’d)

In June 2009, the FASB issued FASB ASC 810-10-65 which amends the consolidation guidance applicable to a variable interest entity (“VIE”). This standard also amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is therefore required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis. Previously, the standard required reconsideration of whether an enterprise was the primary beneficiary of a VIE only when specific events had occurred. This standard is effective for fiscal years beginning after November 15, 2009, and for interim periods within those fiscal years. Early adoption is prohibited. The Company is currently evaluating the potential impact of the adoption of this standard on its financial statements, but does not expect it to have a material effect.

In July 2009, the FASB ratified the consensus reached by EITF (Emerging Issues Task Force) issued EITF No. 09-1, (ASC Topic 470) "Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance" ("EITF 09-1"). The provisions of EITF 09-1, clarifies the accounting treatment and disclosure of share-lending arrangements that are classified as equity in the financial statements of the share lender. An example of a share-lending arrangement is an agreement between the Company (share lender) and an investment bank (share borrower) which allows the investment bank to use the loaned shares to enter into equity derivative contracts with investors. EITF 09-1 is effective for fiscal years that beginning on or after December 15, 2009 and requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009. Share-lending arrangements that have been terminated as a result of counterparty default prior to December 15, 2009, but for which the entity has not reached a final settlement as of December 15, 2009 are within the scope. The Company does not expect the provisions of EITF 09-1 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances that under existing US GAAP. This amendment has eliminated that residual method of allocation. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers. Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company is currently evaluating the impact of this ASU; however, the Company does not expect the adoption of this ASU to have a material impact on our financial statements.

Relationshipscoreboard.com Entertainment Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

Note 2 - Significant Accounting Policies (cont’d)

n) Recently Issued Accounting Pronouncements (cont’d)

In February 2010, the FASB issued ASC No. 2010-09, “Amendments to Certain Recognition and Disclosure Requirements”, which eliminates the requirement for SEC filers to disclose the date through which an entity has evaluated subsequent events. ASC No. 2010-09 is effective for its fiscal quarter beginning after 15 December 2010. The adoption of ASC No. 2010-09 is not expected to have a material impact on the Company’s financial statements.

ASU No. 2010-13 was issued in April 2010, and clarified the classification of an employee share based payment award with an exercise price denominated in the currency of a market in which the underlying security trades. This ASU will be effective for the first fiscal quarter beginning after December 15, 2010, with early adoption permitted. The adoption of ASU No. 2010-13 is not expected to have a material impact on the Company’s financial statements.

Other accounting pronouncements that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

Note 3 – Related Party Transactions

There were no related party transactions for the period ended December 31, 2009.

Subsequent to the December 31, 2009, the Company borrowed a loan of $400 from a director and shareholder of the Company.

Note 4 – Shareholders’ Equity

On November 16, 2009, the Company issued 100 common shares at $0.001 per share for total proceeds of $0.1.

On December 5, 2009, the Company issued 1,599,900 common shares at $0.00025 per share for total proceeds of $400.

Note 5 – Income Taxes

The Company is subject to income tax laws in the U.S. The Company incurred a net loss for the period from November 16, 2009 to December 31, 2009 and therefore did not incur income tax expense.

A reconciliation of the federal statutory income tax, at the statutory rate of 15% to the Company’s effective income tax rate, for the period from November 16, 2009 to December 31, 2009 is as follows:

Relationshipscoreboard.com Entertainment Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

Note 5 – Income Taxes (cont’d)

		For the period from
		November 16,
		2009(inception) to
		December 31, 2009
	$
Net loss from operations		(1,179)
Statutory tax rate		15%
Income tax recovery		(177)
Unrecognized benefit for non-capital losses		177
Income tax expense		-

The significant components of future income tax assets (liabilities) are as follows:

		December 31, 2009
	$
Non-capital loss carry forwards		177
Valuation allowance		(177)
Deferred income tax asset		-

The valuation allowance for deferred tax assets as of December 31, 2009 was $177. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

As at December 31, 2009, the Company has non-capital loss carry forwards of $1,179 available to reduce taxable income otherwise calculated in future years. This loss expires in 2029.

Note 6 – Subsequent Events

On January 8, 2010, the Company obtained a $400 loan from a shareholder and director of the Company. The loan was unsecured, non-interest bearing and due on demand.

On March 24, 2010, the Company was acquired by Online Disruptive Technologies, Inc. (“ODT”) by ODT issuing 16,000,000 of its shares for 100% of the Company’s shares. The acquisition is considered as a reverse-takeover as the shareholders of the Company become the majority shareholder of ODT.

Note 7 – Commitments and Guarantees

The Company did not enter into any commitments nor did it become a guarantor to any parties during the fiscal year ended December 31, 2009.

ONLINE DISRUPTIVE TECHNOLOGIES, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

DECEMBER 31, 2009

Chang Lee LLP
Chartered Accountants
606 – 815 Hornby Street
Vancouver, B.C, V6Z 2E6
Tel: 604-687-3776
Fax: 604-688-3373
E-mail: info@changleellp.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

ONLINE DISRUPTIVE TECHNOLOGIES, INC.
(A Development Stage Company)

We have audited the accompanying balance sheet of Online Disruptive Technologies, Inc. (“the Company”) (a development stage company) as at December 31, 2009 and the related statements of operations and comprehensive loss, stockholders’ deficiency and cash flows for the period from November 16, 2009 (date of inception) to December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2009 and the results of its operations and its cash flows for the period from November 16, 2009 (date of inception) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred losses from operations since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its business operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada September 13, 2010
Chartered Accountants

Online Disruptive Technologies, Inc.
(A Development Stage Company)
Balance Sheet
As at December 31, 2009

2009

ASSETS

Current Assets
Cash and Cash Equivalents	$1,578
Total Assets	$1,578

LIABILITIES

Current Liabilities
Accounts Payable and Accrued Liabilities	$599
Loan Payable (Note 3)	2,142
Total Current Liabilities	2,741

SHAREHOLDERS' (DEFICIENCY)
Authorized:
20,000,000 Preferred Shares, par value $0.001
500,000,000 Common Shares, par value $0.001

Issued and outstanding:
Nil Preferred shares	-
200,100 Common shares	200
Additional Paid-in Capital	1,800
(Deficit) Accumulated During the Development Stage	(3,163)
Total Shareholders’ (Deficiency)	(1,163)
Total Liabilities and Shareholders' (Deficiency)	$1,578

The accompanying notes are an integral part of these financial statements.

Online Disruptive Technologies Inc.
(A Development Stage Company)
Statement of Operations and Comprehensive (Loss)

For the period from
November 16, 2009
(inception) to
December 31, 2009
General and Administrative Expenses
Bank Fees	$97
License and Permit Fees	325
Legal Fees	2,741
3,163

Net (Loss) and Comprehensive (Loss) for the Period	$(3,163)

Basic and Diluted Net (Loss) per Common Share	$(0.02)

Weighted Average Number of Common Shares Outstanding – Basic and Diluted	133,433

The accompanying notes are an integral part of these financial statements.

Online Disruptive Technologies Inc.
(A Development Stage Company)
Statement of Stockholders’ (Deficiency)
For the period from November 16, 2009 (inception) to December 31, 2009

						(Deficit)
						Accumulated
					Additional	During the
	Preferred Stock		Common Stock		Paid-in	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Share issued for cash at $0.001 per share on November 16, 2009	-	$-	100	$-	$-	$-	$-
Share issued for cash at $0.01 per share on December 2, 2009	-	-	200,000	200	1,800	-	2,000
Net (loss) for the period	-	-	-	-	-	(3,163)	(3,163)

Balance, December 31, 2009	-	$-	200,100	$200	$1,800	$(3,163)	$(1,163)

The accompanying notes are an integral part of these financial statements.

Online Disruptive Technologies, Inc.
(A Development Stage Company)
Statement of Cash Flows

For the Period from
November 16, 2009
(inception) to
December 31, 2009
Cash flow from Operating Activities	$
Net (Loss) for the Period	(3,163)
Changes in Operating Assets and Liabilities
Increase in Accounts Payable and Accrued Liabilities	599
Net Cash (Used in) Operating Activities	(2,564)

Cash flow from Financing Activities
Common shares issued	2,000
Increase in Loan Payable	2,142
Net Cash Provided by Financing Activities	4,142

Net Increase in Cash and Cash equivalents	1,578
Cash and Cash equivalents, Beginning of Period	-

Cash and Cash equivalents, End of Period	1,578
Supplementary Information
Interest Paid	-
Income Taxes Paid	-

The accompanying notes are an integral part of these financial statements.

Online Disruptive Technologies, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

Note 1 - Nature of Operations

Online Disruptive Technologies, Inc. (“ODT” or the “Company”) was incorporated on November 16, 2009 in the State of Nevada, U.S.A. The entity was established to explore investment opportunities in operation of websites with advertising revenue platforms. The Company has limited operations and in accordance with ASC 915, is considered a development stage company that has had no revenues from inception to date. The Company has a December 31 year-end.

These financial statements have been prepared with the on-going assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has incurred operating losses since inception and further losses are anticipated in the development of our business. As of December 31, 2009, the Company has limited financial resources and require additional financing to fund its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do no include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The operations of the Company have primarily been funded by the sale of common shares and loans received. Continued operations of the Company are dependent on the Company’s ability to complete equity financings or generate profitable operations in the future. Management’s plan in this regard is to secure additional funds through future equity financings. Such financings may not be available or may not be available on reasonable terms to the Company.

Note 2 - Significant Accounting Policies

a) Basis of Presentation

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“US GAAP”). All adjustments considered necessary for a fair presentation of financial position, results of operations and cash flows as at December 31, 2009 have been included.

b) Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting.

c) Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant areas require use of estimates include valuation allowance for deferred income tax assets. Actual results could differ from those estimates.

d) Foreign Currency Translation

The Company’s functional currency is U.S. dollars. Transactions in other currencies are recorded in U.S. dollars at the rates of exchange prevailing when the transactions occur. Monetary assets and liabilities denominated in other currencies are translated into U.S. dollars at rates of exchange in effect at the balance sheet dates. Exchange gains and losses are recorded in the statements of operations.

e) Cash and Cash Equivalents

Cash and cash equivalents consist entirely of readily available cash balances. There was no cash equivalent as of December 31, 2009.

Online Disruptive Technologies, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

Note 2 - Significant Accounting Policies (cont’d)

f) Stock-based Compensation

The Company adopted ASC 718, “Share-Based Payment,” to account for its stock options and similar equity instruments issued. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. ASC 718 requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

As at December 31, 2009, the Company has no stock option issued and outstanding.

g) Revenue Recognition

Operating revenue consist of advertising revenue. The point in time at which revenues are recognized is determined in accordance with ASC 605-10 (formerly Staff Accounting Bulletin No. 104, “Revenue Recognition”). Revenues are recorded when the Company delivers services to its customers and collection is reasonably estimated.

The Company has not generated any revenue since its inception.

h) Income Taxes

Income taxes are accounted for under the liability method of accounting for income taxes. Under the liability method, deferred tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted or substantially enacted income tax rates expected to apply when the asset is realized or the liability is settled. The effect of a change in income tax rates on deferred income tax liabilities and assets is recognized in income in the period that the change occurs. Deferred income tax assets are recognized to the extent that they are considered more likely than not to be realized.

The Financial Accounting Standards Board (FASB) has issued FASB ASC 740-10, “Accounting for Uncertainty in Income Taxes”. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with prior literature FASB Statement No. 109, Accounting for Income Taxes. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. The implementation of this standard has no impact on the Company’s financial statements.

i) Comprehensive Income (Loss)

The Company accounts for comprehensive income under the provisions of ASC Topic 220-10, “Comprehensive Income - Overall,” which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Operations and Comprehensive Loss.

Online Disruptive Technologies, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

Note 2 - Significant Accounting Policies (cont’d)

j) Earnings (Loss) Per Share

The Company adopted Financial Accounting Standards ASC subtopic 260-10, “Earnings Per Share”, which simplifies the computation of earning per share requiring the restatement of all prior periods.

Basic loss per share is computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted loss per share is computed on the basis of the weighted average number of common shares and dilutive securities outstanding. As at December 31, 2009, diluted loss per share is equal to basic loss per share as there was no other security instrument outstanding as at December 31, 2009.

k) Financial Instruments and Fair Value of Financial Instruments

Fair Value of Financial Instruments – the Company adopted SFAS ASC 820-10-50, “Fair Value Measurements”. This guidance defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying amounts reported in the balance sheets for the cash and cash equivalents, accounts payable and accrued liabilities, and loan payable each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization.

l) Subsequent Event

The Company has adopted ASC 855, “Subsequent Events,” which establishes general standards of accounting for disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and whether that date represents the date the financial statements were issued or were available to be issued.

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through January 1, 2010 and September 13, 2010, the date the financial statements were available to be issued.

Online Disruptive Technologies, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

Note 2 - Significant Accounting Policies (cont’d)

m) Accounting Codification

On July 1, 2009, the FASB launched the “FASB Accounting Standards Codification” (the “FASB ASC”) as the single source of authoritative non-governmental U.S. GAAP. The FASB ASC did not change current U.S. GAAP, but simplified user access to all authoritative U.S. GAAP by organizing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents were superseded and all other accounting literature not included in the FASB ASC is now considered non-authoritative. The adoption of the FASB ASC did not have an impact on the Company’s financial statements.

n) Recently Adopted Accounting Pronouncements

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This update provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). It is effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. The Company adopted this standard for its fiscal year ended December 31, 2009 and has assessed that the adoption of this standard did not have a material effect on its financial statements.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company adopted this standard for its fiscal year ended December 31, 2009 and has assessed that the adoption of this standard did not have a material effect on its financial statements.

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company adopted this standard for its fiscal year ended December 31, 2009 and has assessed that the adoption of this standard did not have a material effect on its financial statements.

o) Recently Issued Accounting Pronouncements

In June 2009, the FASB ASC 860-10, “Accounting for Transfers of Financial Assets,” eliminates the concept of a qualifying special-purpose entity (“QSPE”), clarifies and amends the de-recognition criteria for a transfer to be accounted for as a sale, amends and clarifies the unit of account eligible for sale accounting and requires that a transferor initially measure at fair value and recognize all assets obtained and liabilities incurred as a result of a transfer of an entire financial asset or group of financial assets accounted for as a sale. This standard is effective for fiscal years beginning after November 15, 2009. The Company is currently evaluating the potential impact of this standard on its financial statements, but does not expect it to have a material effect.

Online Disruptive Technologies, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

Note 2 - Significant Accounting Policies (cont’d)

o) Recently Issued Accounting Pronouncements (cont’d)

In June 2009, the FASB issued FASB ASC 810-10-65 which amends the consolidation guidance applicable to a variable interest entity (“VIE”). This standard also amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is therefore required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis. Previously, the standard required reconsideration of whether an enterprise was the primary beneficiary of a VIE only when specific events had occurred. This standard is effective for fiscal years beginning after November 15, 2009, and for interim periods within those fiscal years. Early adoption is prohibited. The Company is currently evaluating the potential impact of the adoption of this standard on its financial statements, but does not expect it to have a material effect.

In July 2009, the FASB ratified the consensus reached by EITF (Emerging Issues Task Force) issued EITF No. 09-1, (ASC Topic 470) "Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance" ("EITF 09-1"). The provisions of EITF 09-1, clarifies the accounting treatment and disclosure of share-lending arrangements that are classified as equity in the financial statements of the share lender. An example of a share-lending arrangement is an agreement between the Company (share lender) and an investment bank (share borrower) which allows the investment bank to use the loaned shares to enter into equity derivative contracts with investors. EITF 09-1 is effective for fiscal years that beginning on or after December 15, 2009 and requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009. Share-lending arrangements that have been terminated as a result of counterparty default prior to December 15, 2009, but for which the entity has not reached a final settlement as of December 15, 2009 are within the scope. The Company does not expect the provisions of EITF 09-1 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances that under existing US GAAP. This amendment has eliminated that residual method of allocation. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers. Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company is currently evaluating the impact of this ASU; however, the Company does not expect the adoption of this ASU to have a material impact on our financial statements.

Online Disruptive Technologies, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

Note 2 - Significant Accounting Policies (cont’d)

o) Recently Issued Accounting Pronouncements (cont’d)

In February 2010, the FASB issued ASC No. 2010-09, “Amendments to Certain Recognition and Disclosure Requirements”, which eliminates the requirement for SEC filers to disclose the date through which an entity has evaluated subsequent events. ASC No. 2010-09 is effective for its fiscal quarter beginning after 15 December 2010. The adoption of ASC No. 2010-09 is not expected to have a material impact on the Company’s financial statements.

ASU No. 2010-13 was issued in April 2010, and clarified the classification of an employee share based payment award with an exercise price denominated in the currency of a market in which the underlying security trades. This ASU will be effective for the first fiscal quarter beginning after December 15, 2010, with early adoption permitted. The adoption of ASU No. 2010-13 is not expected to have a material impact on the Company’s financial statements.

Other accounting pronouncements that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

Note 3 – Loans Payable

During the period, the Company borrowed $2,142 from an independent third party. The loan is unsecured, non-interest bearing and due on demand.

Subsequent to December 31, 2009, the independent third party purchased shares of the Company and became a shareholder. The Company further borrowed an additional $29,320 from the shareholder, resulting in total loan payable of $31,462.

Note 4 – Stockholders’ Equity

On November 16, 2009, the Company issued 100 common shares at $0.001 per share for total proceeds of $0.1.

On December 2, 2009, the Company issued 200,000 common shares at $0.01 per share for total proceeds of $2,000.

Note 5 – Income Taxes

The Company is subject to income tax laws in the U.S. The Company incurred a net loss for the period from November 16, 2009 to December 31, 2009 and therefore did not incur income tax expense.

A reconciliation of the federal statutory income tax, at the statutory rate of 15% to the Company’s effective income tax rate, for the period from November 16, 2009 to December 31, 2009 is as follows:

Online Disruptive Technologies, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

Note 5 – Income Taxes (cont’d)

		For the period from
		November 16, 2009
		(inception) to
		December 31, 2009
	$
Net loss from operations		(3,163)
Statutory tax rate		15%
Income tax recovery		(475)
Unrecognized benefits of non-capital losses		475
Income tax expense		-

The significant components of deferred income tax assets (liabilities) are as follows:

		December 31, 2009
	$
Non-capital loss carry forwards		475
Valuation allowance		(475)
Deferred income tax asset		-

The valuation allowance for deferred tax assets as of December 31, 2009 was $475. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

As at December 31, 2009, the Company has non-capital loss carry forwards of $3,163 available to reduce taxable income otherwise calculated in future years. This loss expires in 2029.

Note 6 – Subsequent Events

On January 7, 2010 the Company issued 1,800,000 common shares at $0.01 per share for a total of $18,000.

On March 24, 2010, the Company acquired Relationshipscoreboard.com Entertainment Inc. (“RS”) by issuing of 16,000,000 of the Company’s shares in exchange for 100% of RS shares. The acquisition is considered as a reverse-takeover as the shareholders of RS become the majority shareholders of the Company.

Subsequent to the year ended December 31, 2009, the Company is in the process of raising funds publicly through the sale of 6,000,000 common shares at a price of $0.01 per share.

Also see Note 3.

Note 7 – Commitments and Guarantees

The Company did not enter into any commitments nor did it become a guarantor to any parties during the period ended December 31, 2009.

Management’s Discussion and Analysis of Financial Condition
and Results of Operations

Our management’s discussion and analysis of financial condition and results of operations provides a narrative about our financial performance and condition that should be read in conjunction with the audited financial statements of ODT and RSE for the period ended December 31, 2009 and audited consolidated financial statements for the six months ended June 30, 2010 and related notes thereto included in this prospectus. This discussion contains forward looking statements reflecting our current expectations and estimates and assumptions about events and trends that may affect our future operating results or financial position. Our actual results and the timing of certain events could differ materially from those discussed in these forward-looking statements due to a number of factors, including, but not limited to, those set forth in the sections of this prospectus titled “Risk Factors” beginning at page 6 above and “Forward-Looking Statements” beginning at page 10 above.

It should be noted that whereas the information in respect of the period from November 16, 2009 to December 31, 2009 reflects the separate operations of ODT and RSE, the information for the period from January 1, 2010 to June 30, 2010 is a continuation of the financial statements of RSE and reflects the consolidated information of RSE for the six months ended June 30, 2010 and ODT for the period from March 24, 2010 to June 30, 2010.

Plan of Operations

We are a start-up development stage company. There exists substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our expenses. This is because we have not generated any revenues and no material revenues are anticipated until we further develop our business. There is no assurance we will reach this point.

If we are unable to attract enough users to our website and obtain revenue from advertising, then we may use up our current working capital and will need to find alternative sources of capital, such as a public offering, a private placement of securities, or loans from our officer or others in order for us to maintain our operations past that 12 month period. At the present time, we have not made any arrangements to raise additional cash other than this offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Results of Operations

Revenue

We have not earned any revenue from operations since our inception and further losses are anticipated in the development of our business. We are currently in the development stage of our business and we can provide no assurances that we will generate revenue in the foreseeable future.

Expenses

Period from November 16, 2009 to December 31, 2009

ODT and RSE had no revenues for the period from November 16, 2009 (inception) to December 31, 2009. ODT incurred total operating expenses of $3,163 including $2,741 in legal fees, $325 in license and permit fees and $97 in bank charges. RSE incurred total operating expenses of $1,179 including $67 in bank fees, $325 in license and permit fees, $767 in legal fees, and $20 in web domain expenses.

Six month period ended June 30, 2010

We had no revenues for the six month period ended June 30, 2010. We incurred total consolidated operating expenses of $5,328 including $3,651 in legal fees, $119 in license and permit fees, $1,500 in consulting fees and $58 in bank charges.

Three month period ended June 30, 2010.

We had no revenues for the three month period ended June 30, 2010. We incurred total consolidated operating expenses of $5,232 including $3,651 in legal fees, $1,500 in consulting fees and $81 in bank charges.

Liquidity and Capital Resources

Working Capital as at June 30, 2010

During the period since incorporation to December 31, 2009 we incurred a net loss of $1,179. During the period from January 1, 2010 to June 30, 2010, we incurred a net loss of $5,328.

On November 16, 2009 and December 2, 2009, we issued 100 and 200,000 common shares to our officer and director at a price per share of $0.001 and $0.01 for total proceeds of $0.10 and $2,000, respectively, pursuant to an exemption from registration. On January 7, 2010, we issued 1,800,000 common shares to two individuals for total proceeds of $18,000 pursuant to an exemption from registration. On March 24, 2010, we issued 16,000,000 common shares in conjunction with the purchase of all of the issued and outstanding shares of RSE.

In the period from January 1, 2010 to June 30, 2010, we secured additional borrowing of $28,423 to provide for certain working capital needs as well as to fund the initial development costs related to the RS.com website. As of June 30, 2010 our total assets consisted of cash of $38,243 and our total liabilities were $35,351, consisting of a loan payable in the amount of $31,862 and accounts payable in the amount of $3,489. While we hope to begin to earn revenues and profits during the 12 months it will take us to implement our business plan, we will seek additional funding by selling additional shares, either by a public offering of shares of our common stock supported by a prospectus, or through a private placement conducted under an exemption, or through additional borrowing from our existing shareholders. We do not know if such capital raise will be successful. If we are unable to raise additional financing, we may cease operations and you may lose all of your investment.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Product Research and Development

We do not anticipate that we will spend any significant sums on research and development over the twelve month period ending June 30, 2011.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the twelve month period ending June 30, 2011.

Contingencies and Commitments

We had no contingencies or long-term contractual obligations as at June 30, 2011.

Changes in and disagreements with accountants
on accounting and financial disclosure

On August 26, 2010, we dismissed Main Amundson and Associates (“Main”) as our auditor, as we learnt that Main was not registered with the Public Company Accounting Oversight Board and could not audit our financial statements for the purposes of including them in this registration statement. None of the reports of Main on our financial statements contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. We did not have any disagreements with Main regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

On August 26, 2010 we engaged Chang Lee LLP as our auditor. Prior to the engagement of Chang Lee LLP, we did not consult with Change Lee LLP regarding (1) the application of accounting principles to specified transactions, (2) the type of audit opinion that might be rendered on our financial statements, (3) written or oral advice that would be an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K. The decision to change auditors was approved by our sole director and officer, Benjamin Cherniak.

Directors and Executive Officers

Directors and Executive Officers

Our directors hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. Any director may resign his or her office at any time and may be removed at any time by the holders of a majority of the shares then entitled to vote at an election of directors. Our board of directors appoints our executive officers, and our executive officers serve at the pleasure of our board of directors.

Our sole director and executive officer, his ages, positions held, and duration of such are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Benjamin Cherniak	Director, President, Secretary and Treasurer of ODT Director, President, Secretary and Treasurer of Relationshipscoreboard.com Entertainment, Inc.	42	August 4 , 2010 November 16, 2009

Business Experience

The following is a brief account of the education and business experience of our sole director and executive officer during at least the past five years.

Benjamin Cherniak Director, President, Secretary and Treasurer

Mr. Cherniak is the President and founder of RelationshipScoreboard.com Inc. Since 2007, Mr. Cherniak has also served as Director of Business Development for Big Stick Media Corporation, a Canadian company that owns and operates sports media assets including websites, client server software, publications and WebTV shows. In this role, Mr. Cherniak’s responsibilities have included expansion of the product lines to Asia and Europe, overseeing the redesign of the company’s flagship website along with development of a mobile application, and acting as interim president for a subsidiary company with call center operations. From 2003 to 2007, Mr. Cherniak was a principal with two executive recruiting firms, specializing in the finance and accounting sectors. Previously, Mr. Cherniak has significant experience in a wide array of businesses, specializing in the areas of marketing and product development.

Family Relationships

There are no family relationships between any director or executive officer.

Significant Employees

We do not currently have any significant employees other than Mr. Cherniak.

Committees of Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have not had operations to date, and with the limited expenditures we expect over the next two years, we believe the services of a financial expert are not yet warranted. As such, our Board of Directors act as our audit committee and handle matters related to compensation and nomination of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees has been performed by our Board of Directors. We will continue to not have an audit or compensation committees and thus there is a potential conflict of interest in that our Board of Directors has the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with our sole director and officer.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that our President does not meet the definition of “independent” as a result of his position as our executive office.

Involvement in Certain Legal Proceedings

Our sole director and executive officer has not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

The following table shows the compensation received by our executive officers from our inception, November 16, 2009 to December 31, 2009:

SUMMARY COMPENSATION TABLE - PERIOD ENDED DECEMBER 31, 2009
Name and Principal Position	Salary Year ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa -tion ($)	Total ($)
Benjamin Cherniak Director, President, Secretary and Treasurer	2009(1) Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Robbie Manis Former Director, President, Secretary and Treasurer (1)	2009(1) Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1) For the period from our date of inception, November 16, 2009, to December 31, 2009. From January 1, 2010 to June 30, 2010, we did not pay any compensation of any kind to either Robbie Manis or Benjie Cherniak.

(2) Mr. Manis resigned as a director and officer of our company on August 4, 2010.

Employment Agreements or Arrangements

We have not entered into any employment (or consulting) agreements or arrangements, whether written or unwritten, with our directors or executive officers since our inception.

Equity Awards

We have not awarded any shares of stock, options or other equity securities to our directors or executive officers since our inception. We have not adopted any equity incentive plan. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Director Compensation

No director received or accrued any compensation for his or her services as a director since our inception.

We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of September 13, 2010 , certain information known to us with respect to the beneficial ownership of our common stock by (i) each of our directors, (ii) each of our named executive officers (as defined in the “Executive Compensation” section) and current executive officers, and (iii) all of our directors and current executive officers as a group. Except as set forth in the table below, there is no person known to us who beneficially owns more than 5% of our common stock.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Benjamin Cherniak Suit 305 -3120 South Durango Drive, Las Vegas, Nevada 89117	common stock	16,000,000 Direct	88.9%
Directors and Executive Officers as a Group (1 persons)	common stock	16,000,000	88.9%
Brian Hough 19 Browns Drift Park 70 Brownsdrift Road Umgeni Park, South Africa 4051	common stock	900,000 Direct	5.0%
Peter Hough 7/38 Wolseley Road Point Piper NSW 2027 Australia	common stock	900,000 Direct	5.0%

Notes

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, would be counted as outstanding for computing the percentage of the person holding such options, warrants or convertible securities but not counted as outstanding for computing the percentage of any other person.

(2)

Based on 18,000,100 shares of common stock issued and outstanding as of September 13, 2010 . Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

Transactions with Related Persons, Promoters and Certain Control Persons and Corporate Governance

Other than as disclosed below, there has been no transaction, since our inception on November 16, 2009, or currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year end for the last completed fiscal year, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;

Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights

(ii)	attached to our outstanding shares of common stock;

(iii)	Any of our promoters and control persons; and

Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the

(iv)	foregoing persons.

On November 16, 2009 and December 2, 2009, we issued 100 and 200,000 common shares to Robbie Manis at a price per share of $0.001 and $0.01 for total proceeds of $0.10 and $2,000, respectively. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933.

On January 7, 2010, we issued 1,800,000 common shares to two individuals for total proceeds of $18,000. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Each of the subscribers represented that he or she was not a “U.S. person” as that term is defined in Regulation S.

On March 24, 2010, we issued 16,000,000 common shares to Benjamin Cherniak pursuant to a share purchase agreement dated for reference March 24, 2010, whereby we acquired all of the issued and outstanding shares of RelationshipScoreboard.com Entertainment, Inc. in consideration for 16,000,000 of our common shares at a deemed price of $0.01 for total deemed value of $160,000.

For information regarding compensation for our executive officers and directors, see “Executive Compensation”.

Promoter

The promoter of our company was Robbie Manis. Mr. Manis resigned as a director and officer of our company on August 4 , 2010. The promoter of our company is now Benjamin Cherniak.

Corporate Governance

Under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of a corporation. Under that definition, Benjamin Cherniak is not an independent director because he is our president, officer, secretary, and treasurer.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report. Upon the effectiveness of the registration statement of which this prospectus forms a part, we will be required to file annual, quarterly and current reports with the Securities and Exchange Commission. Such filings will be available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

8,000,100 Common Shares

Online Disruptive Technologies, Inc.

Common Stock

End of Prospectus

_____________, 2010

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

Information Not Required in Prospectus

Other Expenses of Issuance and Distribution

The following table sets forth the expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No such expenses will be borne by the selling stockholders. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fees	$6

Accounting fees and expenses	$13,000

Legal fees and expenses	$25,000

Transfer agent and registrar fees	$2,500

Miscellaneous expenses	$994

Total	$$41,500

Indemnification of Directors and Officers

Nevada Revised Statutes provide that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;
  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and
  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;
  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;
  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or
  by court order.

Nevada Revised Statutes provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Our bylaws also require us to indemnify directors, officers and employees to the fullest extent allowed by law, provided, however, that it will be within the discretion of our board of directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

Recent Sales of Unregistered Securities

On November 16, 2009 and December 2, 2009, we issued 100 and 200,000 common shares to Robbie Manis at a price per share of $0.001 and $0.01 for total proceeds of $0.10 and $2,000, respectively. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933.

On January 7, 2010, we issued 1,800,000 common shares to two individuals for total proceeds of $18,000. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Each of the subscribers represented that he or she was not a “U.S. person” as that term is defined in Regulation S.

On March 24, 2010, we issued 16,000,000 common shares to Benjamin Cherniak pursuant to a share purchase agreement dated for reference March 24, 2010, whereby we acquired all of the issued and outstanding shares of RelationshipScoreboard.com Entertainment, Inc. in consideration for 16,000,000 of our common shares at a deemed price of $0.01 for total deemed value of $160,000.

Exhibits

Exhibit
Number	Description
(3)	Articles of Incorporation and Bylaws
3.1(1)	Articles of Incorporation
3.2(1)	Bylaws
(5)	Opinion regarding Legality
5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered
(10)	Material Contracts
10.1(1)	Share Purchase Agreement dated March 24, 2010 between Benjamin Cherniak and Online Disruptive Technologies, Inc.
10.2(1)	Subscription Agreement between our company and Robbie Manis
10.3(1)	Subscription Agreement between our company and Brian Hough

10.4(1)	Subscription Agreement between our company and Peter Hough
(21)	Subsidiaries
21.1	Subsidiary of Online Disruptive Technologies, Inc.: Relationshipscoreboard.com Entertainment, Inc., a Nevada corporation
(23)	Consents of Experts and Counsel
23.1*	Consent of Chang Lee LLP
23.2*	Consent of Clark Wilson LLP (included in Exhibit 5.1)

*Filed herewith.
(1) Incorporated by reference from our Registration Statement on Form S-1 filed on August 10, 2010

Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

For the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

2. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned company or its securities provided by or on behalf of the undersigned registrant; and

4. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, United States, on September 14, 2010 .

ONLINE DISRUPTIVE TECHNOLOGIES, INC.

By:

/s/ Benjamin Cherniak
Benjamin Cherniak
President and Director
(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)
Date: September 14, 2010

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Benjamin Cherniak
Benjamin Cherniak
President and Director
(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)
Date: September 14, 2010